UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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STEC, INC.
(Name of the Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STEC, INC.

3001 Daimler Street

Santa Ana, California 92705-5812

(949) 476-1180

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 17, 2012

The 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of STEC, Inc., a California corporation (the “Company” or “STEC”), will be held on Thursday, May 17, 2012, at 8:00 a.m. local time at the Irvine Marriott located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.	To elect Manouch Moshayedi, Mark Moshayedi, Rajat Bahri, F. Michael Ball, Christopher W. Colpitts, Kevin C. Daly, Ph.D. and Matthew L. Witte to serve on our Board of Directors until the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To approve an amendment to increase the share reserve under our 2010 Incentive Award Plan;

3.	To conduct an advisory vote to approve the compensation of our named executive officers (the “Say-On-Pay” vote);

4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Proxy Statement accompanying this notice describes each of these items of business in more detail. Our Board of Directors recommends: a vote “FOR” each of the seven nominees listed above; and a vote “FOR” Items 2, 3 and 4 above.

If you were a holder of record of STEC common stock at the close of business on March 22, 2012, you are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

By Order of the Board of Directors,

Manouch Moshayedi

Chief Executive Officer and

Chairman of the Board of Directors

Santa Ana, California

April 3, 2012

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR, IF THIS PROXY STATEMENT WAS MAILED TO YOU, BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND MAILING IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

i

STEC, INC.

3001 Daimler Street

Santa Ana, California 92705-5812

(949) 476-1180

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2012

GENERAL INFORMATION

Your proxy is solicited on behalf of the Board of Directors (the “Board”) of STEC, Inc., a California corporation (the “Company,” “STEC,” “we,” “us,” and “our”), for use at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 17, 2012, at 8:00 a.m. local time, or at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. The Annual Meeting will be held at the Irvine Marriott located at 18000 Von Karman Avenue, Irvine, California 92612.

As permitted by the U.S. Securities and Exchange Commission (“SEC”), STEC is providing most shareholders with notice of the Annual Meeting and access to our proxy materials over the Internet rather than in paper form. Accordingly, on or about April 5, 2012, we will mail to most shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials over the Internet and mail printed copies of the proxy materials, including a proxy card, to the rest of our shareholders. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in our Proxy Statement and our 2011 Annual Report to Shareholders, which consists of our Annual Report on Form 10-K. The Notice also instructs you on how to submit your proxy via the Internet or telephone. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice and instructions. If you receive printed copies of the proxy materials and a proxy card, please follow the instructions on the proxy card for how to vote.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help minimize the environmental impact of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR STEC’S ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 17, 2012.

STEC’s Proxy Statement, the 2011 Annual Report to Shareholders, which consists of our Annual Report on Form 10-K, and a proxy card sample are available at http://www.stec-inc.com/proxy and www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Annual Meeting.

Who can attend the meeting?

Attendance at the Annual Meeting is limited to STEC’s shareholders of record or a beneficial owner as of March 22, 2012. Registration will begin at 7:45 a.m. and you should be prepared to present photo identification for admittance.

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If you are the shareholder of record (that is, your shares are registered in your own name through our transfer agent), your name will be verified against the list of shareholders of record prior to you being admitted to the Annual Meeting.

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If you hold your shares in “street name” (that is, your shares are held in the name of a brokerage firm, bank or other nominee), you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned STEC stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date.

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If you are a proxy holder for a shareholder of STEC who owned shares of STEC common stock as of the close of business on March 22, 2012, you must bring the executed proxy naming you as the proxy holder, signed by the shareholder of STEC who owned shares of STEC common stock as of the close of business on March 22, 2012 and valid personal photo identification (such as a driver’s license or passport).

If you do not provide the required documentation or comply with the other procedures outlined in this Proxy Statement, you will not be admitted to the Annual Meeting. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

Who can vote?

You can vote your shares of STEC common stock if you owned the shares at the close of business on the record date, March 22, 2012. As of the close of business on the record date, 46,197,765 shares of our common stock were issued and outstanding. You are entitled to one vote for each share of common stock. You may not cumulate votes in the election of directors. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at STEC’s executive offices during normal business hours for ten days prior to the Annual Meeting and at the Annual Meeting.

How do I vote?

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs depending on whether (1) you are viewing this Proxy Statement on the Internet or receiving a paper copy, and (2) you hold your shares as a record holder or in “street name.”

If you are the record holder of your stock and you are receiving a paper copy of this Proxy Statement, you may vote by completing, dating and signing the proxy card that was included with the Proxy Statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet, by telephone or through the mail by following the instructions on the proxy card. If you received a Notice, you may vote over the Internet or by telephone, or request paper copies of the Proxy Statement and proxy card, by following the instructions on the Notice. If you decide to vote by mail and do not have a postage-prepaid envelope, please mail your completed proxy card to the following address: STEC, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you hold your shares of common stock in street name you will receive the Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of our proxy materials and proxy card by following the instructions on the Notice provided by your broker, bank or other nominee.

What is “householding” of proxy materials (or the Notice, as applicable)?

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy materials. This means that only one copy of our proxy materials or the Notice, as applicable, may have been sent to multiple shareholders in your household. We will promptly deliver separate proxy materials and, if applicable, a separate Notice, to you if you contact us at STEC, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812, Attention: Corporate Secretary. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

How can I revoke or change my vote?

As a shareholder of record, you have the power to revoke your proxy at any time before it is voted. A proxy may be revoked by a shareholder of record by:

•	Delivering a written notice of revocation to our Corporate Secretary at or before the annual meeting;

•	Presenting to our Corporate Secretary, at or before the annual meeting, a later dated proxy executed by the person who executed the prior proxy; or

•	Submitting another proxy by telephone or via the Internet (your latest telephone or Internet voting instructions are followed).

If you hold your shares through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. Please note that your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy card issued in your name from your broker, bank or other nominee.

What constitutes a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum. Abstentions and “broker non-votes” (i.e., shares held by a broker, bank or other nominee that are represented at the Annual Meeting, but with respect to which such broker, bank or other nominee is not instructed to vote on a particular item and to which such broker, bank or other nominee does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned to a subsequent date for the purpose of obtaining a quorum. If there is a quorum present at the Annual Meeting initially, but a sufficient number of shareholders withdraw, leaving less than a quorum, business may continue to be transacted at the Annual Meeting if any action taken (other than adjournment) is approved by shares holding at least a majority of the voting power required to constitute a quorum.

What vote is required for each item?

For Item No. 1, the seven nominees receiving the highest number of affirmative votes will be elected as directors. The election of nominees for director is a “non-routine” proposal on which a broker, bank or other nominee does not have discretion to vote any uninstructed shares. Abstentions and broker non-votes will have no effect on the outcome of the election of nominees for director.

For Item No. 2, approving an increase in the share reserve under our 2010 Incentive Award Plan requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and voting on the proposal. Abstentions and broker non-votes will not count as shares voting on this proposal, which is considered “non-routine,” and thus will not impact the outcome of the vote on Item No. 2.

For Item No. 3, an advisory vote approving the compensation of our named executive officers, as described in this Proxy Statement (the “Say-On-Pay Vote”), requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and voting on the proposal. Abstentions and broker non-votes will not count as shares voting on this proposal, which is considered “non-routine,” and thus will not impact the outcome of the vote on Item No. 3.

For Item No. 4, ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and voting on the proposal. Abstentions will not count as shares voting on this proposal and will not have any impact on the outcome of the vote on Item No. 4. The approval of Item No. 4 is a “routine” proposal on which a broker, bank or other nominee is generally empowered to vote. Accordingly, it is unlikely that any broker non-votes will result from this proposal.

Who will count the votes and how will my vote(s) be counted?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If you are a shareholder of record and you vote using a proxy card that is properly signed and dated, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign, date and return the proxy card but do not vote on an item, the proxy holders will vote for you on that item. Unless you instruct otherwise, the proxy holders will vote “FOR” each of the director nominees; vote “FOR” Items No. 2, 3 and 4; and vote in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

If you are a street name holder of shares and do not provide voting instructions to your broker or other nominee, your shares will be considered broker non-votes. Broker non-votes occur when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. The effect of a broker non-vote is that your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote.

Brokers generally have discretionary authority to vote on “routine” proposals, such as the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Brokers, however, do not have discretionary authority to vote on the election of directors, the increase in the share reserve under our 2010 Incentive Award Plan, or the Say-On-Pay Vote.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

What if other matters arise at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they deem appropriate.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the shareholders.

Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by directors, officers or employees of the Company. In addition, STEC has retained MacKenzie Partners, Inc. to assist in connection with the solicitation of proxies from shareholders whose shares are held in nominee name by various brokerage firms. We estimate the cost of this solicitation to be $15,000, plus out-of-pocket costs and expenses.

Who may I contact if I have questions or need assistance voting my shares?

If you have any questions or need assistance in voting your shares, you may contact our proxy solicitors:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

ITEM NO. 1

ELECTION OF DIRECTORS

General

Our Board currently consists of seven directors. Based upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated all seven of the current directors for re-election at the Annual Meeting, to serve for a one-year term and until their respective successors have been duly elected and qualified.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, the proxy holders will vote “FOR” the election of the seven director nominees named below. Proxies cannot be voted for more than the seven named director nominees.

Each director nominee for election has consented to being named in this Proxy Statement as a nominee for election as a director and has agreed to serve as a director if elected, and we have no reason to believe that any director nominee will be unavailable to serve. If any director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a director nominee designated by the present Board to fill the vacancy.

The table below lists our director nominees. A summary of each nominee’s background is set forth after the table below and includes the specific experience, qualifications, attributes, and/or skills that, together with the general characteristics and qualifications described below under the caption “Director Candidate Nominating Procedures,” contributed to our Board of Directors’ conclusion that the person should serve as a director of STEC.

The names of the director nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position
Manouch Moshayedi (1)	53	1990	Chief Executive Officer and Chairman of the Board

Mark Moshayedi (1)	50	1992	President, Chief Operating Officer, Chief Technical Officer and Director

Rajat Bahri (2)	47	2005	Director

F. Michael Ball (2)	56	2000	Director

Christopher W. Colpitts	44	2009	Director

Kevin C. Daly, Ph.D. (2)(3)	67	2010	Director

Matthew L. Witte (2)	54	2009	Director

(1)	Member of the Equity Awards Committee
(2)	Member of the Audit, Compensation and Nominating and Corporate Governance Committees
(3)	Dr. Daly currently serves as our Lead Independent Director.

Manouch Moshayedi, a co-founder of STEC, has served as our President or Chief Executive Officer and Chairman of the Board since our inception in March 1990. From March 1990 to September 1994, Mr. Moshayedi also served as our Chief Financial Officer. Mr. Moshayedi’s distinguished career as a senior executive, including as our President, Chief Executive Officer and Chief Financial Officer, provides the Board with demonstrated leadership capabilities and expertise in management and finance and led our Board to conclude that he should serve as one of our directors. As our co-founder and Chief Executive Officer, Mr. Moshayedi brings in-depth knowledge, experience and understanding of all facets of our business and industry. The strengths and benefits of Mr. Moshayedi’s leadership are reflected in STEC’s transformation into a leading provider of enterprise-class Flash solid-state drives (“SSDs”). Mr. Moshayedi co-founded STEC as a small computer memory company in Santa Ana nearly two decades ago. Since then, under Mr. Moshayedi’s continued leadership, STEC has grown into a global engineering and manufacturing company that is a leading provider of SSDs worldwide with locations in California, Malaysia, Taiwan, Japan, China, India, the United Kingdom, Austria, Germany and Italy. Mr. Moshayedi is the brother of Mark Moshayedi, who is an executive officer and director of STEC.

Mark Moshayedi has served as a STEC director since March 1992, our Chief Operating Officer and Chief Technical Officer since January 1995, and our President since March 2007. From June 1994 to December 1994, Mr. Moshayedi served as our President of Research and Development. From March 1992 to May 1994, Mr. Moshayedi held various positions with STEC, including Senior Vice President. Mr. Moshayedi also served as STEC’s Secretary from January 1995 through March 2012. With over fifteen years of senior management experience at STEC, Mr. Moshayedi brings to the Board proven management skills and knowledge of all aspects of our business. In particular, he contributes expertise in business operations, sales and marketing and product development. As one of our longest standing directors, Mr. Moshayedi provides continuity to the Board in addition to a deep understanding of the strategic and operational issues we face. The foregoing attributes, Mr. Moshayedi’s tireless dedication to STEC, experienced leadership skills and drive for innovation and excellence position him well to serve as our President, Chief Operating Officer, and Chief Technical Officer, and led our Board to conclude he should serve as one of our directors. Mr. Moshayedi is the brother of Manouch Moshayedi, who is an executive officer and director of STEC.

Rajat Bahri joined STEC in November 2005 as a director and member of our Audit, Compensation and Nominating and Corporate Governance Committees, and currently serves as the Chairman of our Audit Committee. Since January 2005, Mr. Bahri has been Chief Financial Officer of Trimble Navigation Limited, a publicly-traded company that provides advanced positioning product solutions. Prior to joining Trimble, Mr. Bahri served for more than 15 years in various capacities within the financial organization of several subsidiaries of Kraft Foods, Inc. and General Foods Corporation. From 2001 to 2004, he served as the Chief Financial Officer of Kraft Canada, Inc. From June 2000 to June 2001, Mr. Bahri served as Chief Financial Officer of Kraft Pizza Company. From 1997 to 2000, Mr. Bahri was Operations Controller for Kraft Jacobs Suchard Europe. Mr. Bahri has extensive financial and senior executive management experience with which he contributes to the Board a wealth of knowledge and insight, especially on matters relating to finance and accounting. Mr. Bahri gained his finance and accounting expertise while serving as Chief Financial Officer for Trimble, where he is responsible for worldwide financial, tax, investor and treasury activities, and during his tenure with Kraft Foods, Inc. and General Foods Corporation. With this experience, Mr. Bahri possesses the financial acumen requisite to serve as a financial expert on our Audit Committee. In addition, as Chief Financial Officer of Trimble, Mr. Bahri has significant exposure to many of the complex issues facing public companies. For these reasons, our Board concluded that Mr. Bahri should serve as one of our directors.

F. Michael Ball joined STEC in October 2000 as a director and member of our Audit and Compensation Committees. Mr. Ball was appointed as a member of our Nominating and Corporate Governance Committee in February 2004, and currently serves as the Chairman of our Compensation Committee. Since March 28, 2011, Mr. Ball has served as Chief Executive Officer of Hospira, Inc., a publically-traded global specialty pharmaceutical and medication delivery company. He also serves on the board of directors of Hospira. Prior to joining Hospira, Mr. Ball served for more than 15 years in various capacities within Allergan, Inc., a publicly-traded pharmaceutical company. From February 2006 to March 2011, Mr. Ball served as President of Allergan. From October 2003 to January 2006, Mr. Ball was Executive Vice President and President, Pharmaceuticals, of Allergan, Inc. From April 1996 to September 2003, Mr. Ball was Corporate Vice President and President, North America Region, of Allergan, Inc. In addition, Mr. Ball has previously served on the board of directors of Intralase Corp., a publicly-traded medical device company, from July 2006 until April 2007. With his distinguished career, Mr. Ball brings to the Board demonstrated leadership capabilities and a track record of success. He also provides the Board with expertise in business operations and management. With his experience as an executive officer at Allergan and Hospira, Mr. Ball has significant exposure to many of the complex issues facing large public companies, including on the operational, financial and corporate governance fronts. For these reasons, our Board concluded that Mr. Ball should serve as one of our directors.

Christopher W. Colpitts joined STEC as a director in March 2009. Since May 2006, Mr. Colpitts has been the Managing Director and Global Head of Technology Investment Banking at Deutsche Bank. Prior to this, he spent nine years at Lehman Brothers, most recently as Managing Director and Global Head of Electronics Investment Banking. With his distinguished career in investment banking, Mr. Colpitts contributes to the Board extensive knowledge regarding business strategy, operations and the technology sector, and these attributes led the Board to conclude he should serve as one of our directors. He also provides the Board with valuable financial and investment expertise. His broad experience identifying profitable business opportunities, valuing businesses and advising on financial strategy provides the Board with key insights into effective business operations.

Kevin C. Daly, Ph.D., joined STEC in May 2010 as a director and member of our Audit, Compensation and Nominating and Corporate Governance Committees, and is currently serving as our Lead Independent Director. He has served as Chief Executive Officer of MAXxess Systems, Inc., a provider of electronic security systems, since November 2005. From August 2007 to 2009, Dr. Daly also served as Chief Executive Officer of iStor Networks, Inc., a manufacturer of network storage systems. From 2002 to 2005, Dr. Daly was Chief Executive Officer of Avamar Technologies, Inc., a developer of storage deduplication technology. Avamar was subsequently acquired by EMC Corporation in 2006. Prior to serving as the Chief Executive Officer of Avamar, Dr. Daly was Chief Executive Officer of ATL Products, Inc., a provider of tape automation systems. ATL Products completed an IPO in 1997 and was subsequently acquired by Quantum Corporation. Dr. Daly was Chief Technical Officer of Quantum Corporation’s Storage Solutions Group from October 2001 to July 2002. Dr. Daly served as a member of the Boards of Directors of Danka Business Systems, PLC, a provider of comprehensive document solutions, from 2002 to 2008 and iStor Networks, Inc. from 2002 to 2009. Dr. Daly is currently a member of the Boards of Directors of Iteris, Inc., a publically-traded provider of traffic management solutions, and Project Tomorrow, a national education non-profit group based in Irvine, California. Having served as a senior officer of several companies, including companies involved in the storage systems technology industry, Dr. Daly offers to the Board a wealth of management and leadership experience as well as a deep understanding of our industry. For these reasons, our Board concluded that Dr. Daly should serve as one of our directors.

Matthew L. Witte joined STEC in January 2009 as a director and member of our Audit, Compensation and Nominating and Corporate Governance Committees, and currently serves as the Chairman of our Nominating and Corporate Governance Committee. Mr. Witte is a founding partner of Marwit Capital, LLC, a private equity firm with which he has been affiliated since January 1994. In addition, Mr. Witte is currently one of two Managing Partners of the firm’s current fund, Marwit Capital Partners II, L.P., where he is responsible for the fund’s management and final investment decisions. Mr. Witte brings to the Board extensive investing, management and entrepreneurial experience, making him a key member of our Board. Mr. Witte’s expertise in finance and investment strategy makes him a valuable contributor to discussions and deliberations involving many of the strategic, financial and operational issues we face. Mr. Witte is adept at identifying and evaluating business opportunities that can contribute to STEC’s growth. In addition, Mr. Witte has considerable directorial and governance experience and, in February of 2009, he was recognized as “Director of the Year for Early Stage Companies” by the Forum for Corporate Directors. For these reasons, our Board concluded that Mr. Witte should serve as one of our directors.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Overview

The Compensation Committee recommends to the Board the form and amount of compensation for non-employee directors. We do not provide compensation to the employee members of our Board for their service on the Board or for attendance at meetings of committees of the Board on which they serve. Therefore, Messrs. Manouch and Mark Moshayedi were not paid for their service as directors in 2011. All compensation paid to Messrs. Manouch and Mark Moshayedi during the year ended December 31, 2011 is reported in the “Summary Compensation Table” in the “Executive Compensation and Related Information” section of this Proxy Statement.

Our compensation for our non-employee directors for 2011 was comprised of both cash compensation, in the form of meeting fees, and equity compensation, in the form of option grants. Each of these components is described in more detail below.

Cash Compensation for Meeting Attendance

During fiscal year 2011, non-employee members of our Board received the compensation described below for their service on the Board and its committees.

•	Board Meetings: Each non-employee director received $15,000 for attendance in person at each regular meeting of our Board.

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Audit Committee Meetings: The chair of the Audit Committee received $2,000 for each regular meeting over which he presided in person and the remaining members of the Audit Committee each received $1,000 for each regular meeting attended in person.

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Compensation Committee Meetings: The chair of the Compensation Committee received $2,000 for each regular meeting over which he presided in person and the remaining members of the Compensation Committee each received $1,000 for each regular meeting attended in person.

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Nominating and Corporate Governance Committee Meetings: The chair of the Nominating and Corporate Governance Committee received $2,000 for each regular meeting over which he presided in person and the remaining members of the Nominating and Corporate Governance Committee each received $1,000 for each regular meeting attended in person.

In addition to the meeting fees, our non-employee Board members are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board and committees of the Board.

Equity Compensation

Pursuant to STEC’s 2010 Incentive Award Plan, a non-employee director will receive, upon his or her initial election or appointment to the Board, an automatic option grant to purchase 30,000 shares of STEC common stock (“Initial Option Grant”). In addition, beginning with the annual meeting of shareholders that occurs after each non-employee director’s first anniversary of election or appointment to our Board, such non-employee director will automatically be granted an option to purchase 15,000 shares of STEC common stock per year for each year of service on the Board thereafter, effective as of the date immediately following each annual meeting of shareholders. The option grant will have an exercise price equal to the fair market value of the option shares on the grant date and will have a term of ten years measured from the grant date, subject to earlier termination following the optionee’s cessation of service on the Board. The shares subject to each automatic option grant vest in a series of four successive equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the date of grant. The stock options will immediately vest in full upon certain changes in control or ownership of STEC, and any Initial Option Grant shall immediately vest in full upon cessation of service on the Board by reason of death or disability. Upon a non-employee director’s cessation of service on the Board for any reason, his or her vested stock options shall remain exercisable for twelve (12) months.

Director Compensation Table

The following table sets forth information regarding the compensation to persons who served as non-employee directors during the year ended December 31, 2011. We do not provide compensation to the employee members of our Board for their service on the Board or for attendance at meetings of committees of the Board on which they serve. Accordingly, the information presented shall be with respect to our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Rajat Bahri	$76,000	$149,100	$225,100
F. Michael Ball	$76,000	$149,100	$225,100
Christopher W. Colpitts	$60,000	$149,100	$209,100
Kevin C. Daly	$72,000	$149,100	$221,100
Matthew L. Witte	$76,000	$149,100	$225,100

(1)	The amounts shown equal the grant date fair value of the option awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Compensation—Stock Compensation.” The assumptions used to calculate the grant date fair value are set forth in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 28, 2012.
(2)	The table below sets forth the number of vested and unvested options held by each of our non-employee directors as of December 31, 2011. None of our non-employee directors held any unvested stock units as of December 31, 2011.

Name	Options Awards Outstanding at 12/31/2011
Rajat Bahri	120,000
F. Michael Ball	140,000
Christopher W. Colpitts	90,000
Kevin C. Daly	45,000
Matthew L. Witte	90,000

MANAGEMENT

Executive Officers

The following table sets forth certain information regarding our executive officers as of April 1, 2012.

Name	Age	Position
Manouch Moshayedi	53	Chief Executive Officer and Chairman of the Board

Mark Moshayedi	50	President, Chief Operating Officer, Chief Technical Officer and Director

Raymond D. Cook	51	Chief Financial Officer

Robert M. Saman	45	Chief Legal Officer, General Counsel and Secretary

Manouch Moshayedi.    See “Item No. 1: Election of Directors” for Manouch Moshayedi’s biography.

Mark Moshayedi.    See “Item No. 1: Election of Directors” for Mark Moshayedi’s biography.

Raymond D. Cook has served as our Chief Financial Officer since November 2008. From May 2005 to November 2008, Mr. Cook was the Vice President of Finance and Corporate Controller at Mindspeed Technologies, Inc., a publicly-traded semiconductor networking solutions provider. Mr. Cook also served as interim Chief Financial Officer for Mindspeed from April 2008 to July 2008. From July 2003 to May 2005, Mr. Cook served as Mindspeed’s Executive Director—Controller. From April 1999 to July 2003, Mr. Cook was the Executive Director, Accounting/External Reporting for Conexant Systems, Inc., a publicly-traded provider of solutions for imaging, video, audio, and Internet connectivity applications. From 1989 to 1999, Mr. Cook served in a progression of management positions with Rockwell International. He started his career with the public accounting firm of Spicer & Oppenheim from 1987 to 1989. Mr. Cook holds a Bachelors of Science degree in accounting and an M.B.A. in finance from Loyola Marymount University. Mr. Cook is a Certified Public Accountant.

Robert M. Saman has served as our General Counsel and Assistant Secretary since November 2010 and as our Chief Legal Officer, General Counsel and Secretary since March 2012. Mr. Saman joined STEC as Corporate Counsel in July 2010. From August 2006 to July 2010, Mr. Saman was the Assistant General Counsel and Assistant Secretary for Eclipsys Corporation, a publicly-traded provider of healthcare information technology solutions. Prior to joining Eclipsys, Mr. Saman served from January 2003 to July 2006 in various capacities within the legal department of Gateway, Inc., most recently as Associate General Counsel and Assistant Secretary. Mr. Saman began his legal career with the law firms of Preston Gates & Ellis LLP and Cooley Godward LLP. Mr. Saman received his Juris Doctor degree from Stanford Law School. Prior to law school, he was an analyst specializing in public finance with Jones Hall, a Professional Law Corporation, and a consultant with Ernst & Young. Mr. Saman has a Bachelors of Science degree in business administration from UC Berkeley and is an in-active Certified Public Accountant.

Relationships Among Executive Officers and Directors

Our executive officers are elected by the Board on an annual basis. Except as otherwise disclosed in their respective biographies, there are no family relationships among any of the directors or executive officers of STEC.

CORPORATE GOVERNANCE

Director Independence

In determining whether or not a director or director nominee is independent, STEC applies the director independence standards in NASDAQ’s rules. Our Board affirmatively determined that each of Rajat Bahri, F. Michael Ball, Christopher W. Colpitts, Kevin C. Daly, Ph.D. and Matthew L. Witte, each of whom is a current non-employee director, is independent under NASDAQ rules. Thus, five out of seven, or 71%, of our directors are independent. In determining that each of the non-employee directors is independent, our Board considered all relevant relationships a director or director nominee has with us, including the types and amounts of the commercial dealings, if any, between us and the companies and organizations with which the non-employee directors are affiliated.

In making its determination, our Board considered the fact that Mr. Colpitts is the Managing Director and Global Head of Technology Investment Banking at Deutsche Bank. STEC engages a different division of Deutsche Bank to provide cash management services, which are not advisory in nature and are similar to deposit services. The fees paid in 2009 and 2010 to Deutsche Bank for cash management services do not benefit the investment banking division or Mr. Colpitts. No fees were paid in 2011. In addition, the Board considered that on August 3, 2009, Deutsche Bank Securities Inc. acted as an underwriter in the offering by STEC’s shareholders of 10,350,000 shares of common stock, as a result of which Deutsche Bank Securities received approximately $12.8 million in underwriting discounts and commissions. Our Board determined that these relationships would not interfere with the exercise of independent judgment by Mr. Colpitts in carrying out his responsibilities as a director. Manouch Moshayedi and Mark Moshayedi did not qualify as independent directors because they are employees of STEC.

In addition, our Board has also determined that:

•	all directors who serve on the Audit, Compensation, and Nominating and Corporate Governance Committees are independent under NASDAQ rules, and

•

all members of the Audit Committee meet the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The independent directors meet regularly in executive sessions without the presence of the non-independent directors or members of our management at least twice per year and from time to time as they deem necessary or appropriate. Pursuant to our Corporate Governance Guidelines, our Lead Independent Director presides at all executive sessions of the independent directors. See “Board Leadership Structure” for a description of the role of our Lead Independent Director.

Board of Directors

Our Board is currently comprised of seven members. Each director currently serves until the next annual meeting of shareholders or until his successor is duly elected and qualified. At each annual meeting of shareholders, the directors’ successors will be elected to serve until the next annual meeting of shareholders. In addition, our Bylaws provide that the authorized number of directors will be between four and seven, with the exact number to be determined by a majority of our Board or shareholders.

Board Meetings

Our Board held 12 meetings in 2011. Members of our Board and its committees also consulted informally with management from time to time during 2011. All of our directors attended or participated in 75% or more of the aggregate of the total number of meetings of our Board during 2011 and the total number of meetings held by all committees of our Board on which each such director served, during the period for which each such director served.

Policy Regarding Attendance of Directors at the Annual Meeting of Shareholders

Although we do not have a policy with regard to attendance by members of the Board at our annual meeting of shareholders, many of our Board members attend. Three of our seven directors (Messrs. Manouch Moshayedi, Witte and Dr. Daly) were present for our 2011 annual meeting held on May 19, 2011.

Board Committees

Our Board has four standing committees: the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Equity Awards Committee. The Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee have written charters approved by the Board. A copy of each charter can be found under the “Corporate Governance” tab of the “Investor Relations” section of our website at http://www.stec-inc.com.

The current members of each committee are identified in the following table. The table below also reflects the composition of the respective committees during fiscal 2011. With the exception of our Equity Awards Committee, our Board has determined each member of its committees to be independent.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Equity Awards Committee
Manouch Moshayedi				Chair
Mark Moshayedi				X
F. Michael Ball	X	Chair	X
Rajat Bahri	Chair	X	X
Christopher Colpitts
Kevin C. Daly, Ph.D.	X	X	X
Matthew Witte	X	X	Chair

Audit Committee—The Audit Committee is responsible for reviewing financial information that will be provided to shareholders and others, the systems of internal controls that management and our Board have established, the performance and selection of our independent registered public accounting firm, our audit and financial reporting processes, and our accounting practices. The Audit Committee operates under a written charter adopted by our Board, and the Audit Committee reviews and confirms the adequacy of such charter on an annual basis. Our Audit Committee met in February 2012 in connection with the audit of our 2011 financial statements. During 2011, our Audit Committee held ten meetings. The Board has determined that Mr. Bahri is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and that each member of the Audit Committee satisfies the “financial sophistication” requirements of the NASDAQ listing standards.

Compensation Committee—The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees. The Compensation Committee is also responsible for the administration of STEC’s 2010 Incentive Award Plan, including the approval of grants under the 2010 Incentive Award Plan to our employees, consultants and directors. During 2011, our Compensation Committee held six meetings. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding our other executive officers’ compensation based on his evaluation of the performance of each other executive officer.

The Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion and to approve related fees and other retention terms. The Compensation Committee engaged Radford, an Aon Hewitt Company (“Radford”), beginning in 2008 as its independent compensation consultant. In 2011, Radford was retained to conduct a review and analysis of our executive compensation program and to provide advice and recommendations on competitive market practices and the appropriateness and merit of specific compensation decisions. As appropriate, Radford participates in meetings with the Compensation Committee. In addition, the Chair of the Compensation Committee has access to Radford’s advice outside of such meetings. Radford has not provided any other services to us nor have they received any compensation other than with respect to the services provided to the Compensation Committee.

For additional information on the role of the Compensation Committee and Radford, see “Compensation Discussion and Analysis—Role of the Compensation Committee, Executive Officers and the Consultant.”

Nominating and Corporate Governance Committee—The Nominating and Corporate Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning STEC’s corporate governance policies and for recommending to the Board candidates for election to the Board. During 2011, our Nominating and Corporate Governance Committee held four meetings. The Nominating and Corporate Governance Committee recommended to the Board the nomination of directors for the Annual Meeting.

Equity Awards Committee—The Equity Awards Committee has separate but concurrent jurisdiction with the Compensation Committee to make option grants, restricted stock unit and other stock-based awards under the 2010 Incentive Award Plan to eligible individuals other than executive officers and the non-employee members of our Board. The Equity Awards Committee held no meetings in 2011, but acted at various times by unanimous written consent without a meeting. The Equity Awards Committee does not operate under a formal written charter.

Our Board may establish other committees from time to time to facilitate the management of our business.

Director Candidate Nominating Procedures

In evaluating a potential candidate for membership on the Board, the Nominating and Corporate Governance Committee considers, among other factors, that STEC should have a sufficient number of directors to reflect a diversity of perspectives, backgrounds and experiences. The assessment of potential candidates includes an examination of the individual’s achievement in their professional careers, educational background, financial acumen, diversity, board experience, wisdom, integrity, analytical abilities, understanding of STEC’s business, skills, experience in the context of the needs of the Board and willingness to devote adequate time to Board duties. Based on the composition of the Board and our Company’s needs, the Nominating and Corporate Governance Committee will also consider whether the candidate qualifies as an independent director under the NASDAQ listing standards. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of our shareholders and us. The Nominating and Corporate Governance Committee also does not assign specific weights to any particular criteria, but does believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will facilitate the Board’s fulfillment of its responsibilities. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee would recommend the candidate for consideration by the Board.

While our Nominating and Corporate Governance Committee does not have a formal policy regarding Board diversity, it is a factor that the Nominating and Corporate Governance Committee takes into account in identifying director nominees. The Nominating and Corporate Governance Committee believes that diversity is important because different points of view and varied board member backgrounds and practical experience can contribute to the quality of the Board’s operations and decision-making.

In addition, the Nominating and Governance Committee considers the director candidates’ specific experience, qualifications, attributes, and/or skills, together with the general characteristics and qualifications described above, in identifying and evaluating director candidates. See “Item No. 1—Election of Directors” above for further details. The Nominating and Corporate Governance Committee will also consider recommendations for nominees to the Board submitted by shareholders.

Our Bylaws, as amended and restated on September 22, 2011 (the “Bylaws”), contain, among other things, procedures and informational requirements for shareholders to propose business or nominations for election of directors to be considered at annual or special meetings, which are referred to as “advance notice provisions.” The advance notice provisions of the Bylaws, contain, among other things:

•

Require shareholders to provide advance notice of shareholder proposals or nominations of directors, as applicable, at a special meeting of the shareholders comparable to the advance notice requirements applicable to annual meetings;

•

Provide that the procedures and requirements set forth in the advance notice provisions are the only means for business to come before a shareholder meeting, other than matters properly brought under Rule 14a-8 of the Exchange Act;

•

Require shareholders to provide advance notice of shareholder proposals or nominations of directors at an annual meeting, and such advance notice must be delivered to STEC not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting, subject to certain conditions, as further described under “Shareholder Proposals”;

•

Require full disclosure of all ownership, derivative, economic and voting interests, hedges and economic incentives held by the shareholder proponent, any director nominee, and associated persons and any arrangements between such shareholders and nominees;

•	Provide that persons are not eligible to serve as directors if not nominated in accordance with the advance notice provisions or appointed by the Board to fill a vacancy; and

•	Impose certain additional requirements for the valid nomination and election of board nominees.

There are no differences in the process in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. Shareholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit the candidate’s name and biographical information in compliance with the advance notice provisions in the Bylaws, a brief description of such candidate’s qualifications and such candidate’s written consent to nomination to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, STEC, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812.

Board Leadership Structure

Mr. Moshayedi serves as our Chairman and CEO and, since May 2011, Dr. Daly has served as our Lead Independent Director. The Board has determined that a board leadership structure featuring a single leader as Chairman and CEO combined with a Lead Independent Director best serves the interests of the Company and its shareholders by providing the Company with unified leadership and direction, coupled with independent oversight by our Lead Independent Director. The Chairman/CEO and Lead Independent Director work closely with the entire Board and have regular communications with the Chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees.

Our Board believes that it is currently in STEC’s best interest to have Mr. Manouch Moshayedi serve as Chairman and CEO for the following reasons. The Chief Executive Officer serves as a bridge between management and the Board, ensuring that both groups act with a common purpose. Mr. Moshayedi’s wealth of knowledge regarding our operations and industries and the markets in which we compete positions him to best identify matters for Board review and deliberation. Additionally, the combined role of Chairman and Chief Executive Officer facilitates centralized Board leadership in one person so there is no ambiguity about accountability.

Because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance and to promote open discussion among our non-management directors, the Board established the position of Lead Independent Director in May 2011. The Lead Independent Director is an independent director elected annually by a majority of the independent directors upon a recommendation from the Nominating and Corporate Governance Committee. The responsibilities of the Lead Independent Director include: (1) providing the Chairman with input regarding the agendas for Board meetings; (2) presiding at all meetings at which the Chairman is not present, including executive sessions of the independent directors and apprising the Chairman of the issues considered; (3) being available for consultation and direct communication with our shareholders; (4) calling meetings of the independent directors when necessary and appropriate; (5) acting as a liaison between the independent directors and the Chief Executive Officer; and (6) performing such other duties as the Board may from time to time designate.

The Board believes that a single leader serving as Chairman and CEO, together with an experienced and engaged Lead Independent Director, is the most appropriate leadership structure for the Board at this time. The Board periodically reviews its leadership structure as part of the succession planning process and reserves the right to adopt a different leadership structure should circumstances change.

Risk Oversight

Our Board oversees our risk management process that is designed to support the achievement of organizational objectives and to improve long-term organizational performance and enhance shareholder value. Management is responsible for establishing our business strategy, identifying and assessing the related risks and establishing appropriate risk management practices. Our Board reviews our business strategy and management’s assessment of the related risks and discusses with management the appropriate level of risk for STEC. While our Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have the authority and obligation to discuss with management, and assist the Board with, our policies regarding risk assessment and exposure and our management and oversight of risk. For example, the Audit Committee focuses on financial risk exposures, while the Compensation Committee reviews risks related to our compensation plans, policies and programs.

Overall, oversight of risk is also effected by the Board in various ways.

•

During the course of each year, the Board reviews the structure and operation of various departments and functions of STEC. In those reviews, the Board discusses with management risks affecting those departments and functions and management’s approaches to mitigating those risks.

•	The Board reviews and approves each year’s operating plan and budget, and these reviews cover risks that could affect the plan and measures to cope with those risks.

•

In its review and approval of STEC’s annual report on Form 10-K, the Board reviews and discusses with management STEC’s business and related risks, including as described in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis” sections of the document. The Audit Committee updates this review quarterly in connection with the preparation of quarterly reports on Form 10-Q.

•

When the Board reviews particular transactions and initiatives that require Board approval as a legal matter, or that otherwise merit Board involvement, the Board generally includes related risk analysis and mitigation plans among the matters addressed with management.

We have reviewed our compensation policies and practices to determine whether any risks arising from our compensation policies and practices for employees are reasonably likely to have a material adverse effect on STEC. The review included an assessment of the various incentive and other compensation programs and practices throughout STEC and the processes for implementing these programs. We believe that our compensation policies and practices for employees do not present any risk that is reasonably likely to have a material adverse effect on STEC.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. A copy of our Code of Business Conduct and Ethics can be found under the “Corporate Governance” tab of the “Investor Relations” section of our website at http://www.stec-inc.com. We intend to disclose any future amendments to or waivers of the provisions of the Code of Business Conduct and Ethics on that website.

Shareholder Communications with the Board of Directors

Shareholders can contact our Board through written communication sent to the Board of Directors, c/o Corporate Secretary, STEC, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812. Our Corporate Secretary will forward all correspondence to the Board, except for junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within STEC for review and possible response. From time to time our Board may change the process by which shareholders may communicate with the Board. Such changes will be posted to our website at http://www.stec-inc.com.

Corporate Governance Documentation; How to Obtain Copies

STEC is committed to having high standards of corporate governance. Current copies of the following materials related to STEC’s corporate standards and practices are available publicly under the “Corporate Governance” tab of the “Investor Relations” section of our website at http://www.stec-inc.com:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Code of Business Conduct and Ethics

•	Information on Board and Committee membership and biographies of Board members

Compensation Committee Interlocks and Insider Participation

During fiscal year 2011, Messrs. Bahri, Ball, Witte and Dr. Daly served as members of our Compensation Committee. No members of the Compensation Committee have ever been an officer or employee of STEC.

Except as indicated below, during fiscal year 2011, no executive officer had an “interlock” relationship, as the term is defined by the Securities and Exchange Commission.

Manouch Moshayedi and Mark Moshayedi each have a one-third ownership interest in MDC Land Corporation and MDC Land LLC (collectively “MDC”), both of which are privately-held entities. In addition, Manouch Moshayedi and Mark Moshayedi are both a director, executive officer and/or manager of each of these companies.

STEC leases from MDC two facilities of approximately 24,500 and 48,600 square feet in Santa Ana, California, which serves as our corporate headquarters. In addition to the executive offices, these facilities also contain engineering, administrative, and sales and marketing personnel. See the discussion under “Certain Relationships and Related Transactions—Related Persons Transactions—MDC (Leased Facilities).”

ITEM NO. 2

APPROVAL OF AN AMENDMENT TO INCREASE THE SHARE RESERVE UNDER

THE 2010 INCENTIVE AWARD PLAN

On March 22, 2012, subject to shareholder approval, the Board approved an amendment to increase the number of shares we are authorized to issue or award under our 2010 Incentive Award Plan (the “2010 Plan”) by 2,500,000 shares (the “Amendment”) to a total of 9,100,000 shares. We intend to register the 2,500,000 share increase on a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as is practicable if we receive shareholder approval.

We are asking you to approve the Amendment because we believe the availability of an adequate reserve of shares under the 2010 Plan is important to our continued growth and success. The purpose of the 2010 Plan is to assist us in attracting, motivating and retaining selected individuals who will serve as our directors, employees, and consultants, and who are expected to contribute to our success and the achievement of our long-term objectives. We believe that the equity-based awards to be issued under the 2010 Plan will motivate recipients to offer their maximum effort to STEC and help focus them on the creation of long-term value consistent with the interests of our shareholders.

As of March 15, 2012, an aggregate of 1,207,495 shares (which excludes the 2,500,000 proposed share reserve increase) of our common stock remained available for future grants under the 2010 Plan. Approval of the Amendment is necessary to enable us to continue to offer equity-based compensation; if the Amendment is not approved, we believe our recruitment and retention capabilities will be adversely affected. As a technology company relying on engineers and talented professionals to help design solutions and bring these solutions to market, having insufficient equity incentives available under the 2010 Plan could have an adverse effect on the long-term competitive positioning of STEC.

If you do not approve the Amendment, we may not be able to continue to offer competitive equity packages to retain our current employees and hire new employees after the third quarter of 2012. Furthermore, we may need to instead offer material cash-based incentives to compete for talent, which would not be competitive with our peer companies and would have a negative impact on our financial condition, results of operations and cash flows. Adding 2,500,000 shares based on our historic and expected grant rates would last us approximately through the second quarter of 2013, without taking into consideration unanticipated needs.

As of March 15, 2012, STEC had outstanding under the 2000 Stock Incentive Plan and 2010 Plan stock options for a total of 5,913,450 shares of STEC common stock (net of cancellations and exercises), with a weighted average exercise price per share equal to $12.73 and a weighted average term remaining of 7.53 years, and unvested full-value awards (restricted stock units) for a total of 1,513,568 shares of STEC common stock (net of cancellations and vesting). There remained 1,207,495 shares of STEC common stock available for future awards under the 2010 Plan. As of March 15, 2012, the closing price of STEC common stock on NASDAQ was $9.40 per share.

The principal features of the 2010 Plan are summarized below for the convenience and information of our shareholders. This description is qualified in its entirety by reference to the 2010 Plan, attached as Appendix A to our Proxy Statement filed on Form DEF-14A with the SEC on April 16, 2010. Approval of the Amendment only increases the number of shares available for future grant; it does not change any of the 2010 Plan features.

Shareholder Approval Requirement

Shareholder approval of the Amendment is necessary in order for STEC to (1) meet the shareholder approval requirements of NASDAQ, (2) take tax deductions for certain compensation resulting from awards granted thereunder qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (3) grant incentive stock options thereunder.

Key Considerations of the Amendment and Highlights of the 2010 Plan

The 2010 Plan authorizes the Compensation Committee of the Board (or, if the Board determines, another committee of the Board) to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, deferred stock, stock payments, performance awards and other incentive awards structured by the Compensation Committee within parameters set forth in the 2010 Plan, for the purpose of providing STEC’s directors, employees and consultants equity compensation, incentives and rewards for superior performance.

Approval of the Amendment is in the best interests of our stockholders, as equity awards help us to attract, motivate and retain talented employees who are expected to contribute to our success. Our success over the past few years is largely due to our highly talented employee base, and our future success depends heavily on our ability to attract and retain high caliber employees.

The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to hire and motivate the quality personnel we need to move our business forward, and in particular to continue the strength of our engineering research and development efforts. We face intense competition in attracting these individuals. Including the replacement of employees lost through attrition, STEC had approximately 90 new hires in 2011 and expects to have approximately 75 new hires in 2012 in the U.S., where the use of equity awards is most prevalent. Over 65% of these new hires are in engineering positions, where we compete with a wide range of companies who offer equity awards as an integral part of their hiring program. If our stockholders do not approve the Amendment, we may not be competitive with most other technology companies. In addition, as of March 15, 2012, approximately 83% of the stock options held by our employees have exercise prices greater than the current fair market value of our common stock, which limits the ability of the employees holding these stock options from exercising. Moreover, our equity grants are widely spread among all employees; for example, our named executive officers and non-employee directors received only approximately 12% and 3%, respectively, of the shares awarded in 2011, while the remaining 85% went to compensate and retain the broader employee population and employee new hires.

Some of the key features of the 2010 Plan that reflect STEC’s commitment to effective management of incentive compensation are as follows:

•

Limitations on Grants. Subject to adjustment for equity restructurings and certain other corporate transactions as described below, the issuance of rights and certain other events described in the 2010 Plan, in addition to the share limitations described below under “Limitation on Awards and Shares Available,” the number of shares that may be issued or transferred by STEC upon the exercise of incentive stock options may not exceed 9,100,000 in the aggregate, which includes the additional 2,500,000 shares subject to shareholder approval under this proposal.

•	No “Evergreen” Provision. The 2010 Plan does not contain an “evergreen” provision that provides for an annual automatic increase in the number of shares available for issuance.

•

No Repricing or Replacement of Options or Stock Appreciation Rights. The 2010 Plan prohibits, without shareholder approval: (i) the amendment of options or stock appreciation rights to reduce the exercise price, and (ii) the replacement of an option or stock appreciation right with cash or any other award when the price per share of the option or stock appreciation right exceeds the fair market value of the underlying shares.

•

No In-the-Money Option or Stock Appreciation Right Grants. The 2010 Plan prohibits the grant of options or stock appreciation rights with an exercise or base price less than the fair market value of STEC common stock, generally the closing price of STEC common stock, on the date of grant.

•

Section 162(m) Qualification. The 2010 Plan is designed to allow awards made under the 2010 Plan, including incentive bonuses, to qualify as performance-based compensation under Section 162(m) of the Code.

•	Independent Administration. The Compensation Committee of the Board, which consists of only independent directors, will administer the 2010 Plan.

Administration

The 2010 Plan is administered by the Compensation Committee. The Compensation Committee may delegate to a committee of one or more members of the Board or one or more of STEC’s officers the authority to grant or amend awards to participants other than STEC’s senior executives who are subject to Section 16 of the Exchange Act or employees who are “covered employees” within the meaning of Section 162(m) of the Code, and the regulations thereunder. Unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more non-employee directors appointed by and holding office at the pleasure of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code, a Non-Employee Director, and an “independent director” under the rules of NASDAQ (or other principal securities market on which shares of STEC common stock are traded).

The Compensation Committee administers the 2010 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

Eligibility

Persons eligible to participate in the 2010 Plan include all non-employee directors, employees, or consultants of STEC and its subsidiaries and affiliates, as determined by the Compensation Committee. As of March 15, 2012, all five of our non-employee directors, approximately 960 employees, and approximately 10 consultants were eligible to receive equity awards under the 2010 Plan.

Limitation on Awards and Shares Available

If the shareholders approve this proposal to authorize an additional 2,500,000 shares for issuance under the 2010 Plan, an aggregate of 9,100,000 shares of STEC common stock will be available for grant pursuant to the 2010 Plan. Any shares that are subject to awards of options or stock appreciation rights under the 2010 Plan will be and have been counted against this limit as one (1) share for every one (1) share granted. Any shares that are subject to awards other than options or stock appreciation rights under the 2010 Plan (“full-value awards”) are counted against this limit as 1.32 shares for every one (1) share granted. The shares of STEC common stock covered by the 2010 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

If any shares subject to an award under the 2010 Plan are forfeited or expire or an award under the 2010 Plan is settled for cash, then any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2010 Plan. However, any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award, any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise, and any shares purchased on the open market with the cash proceeds from the exercise of options may not be used again for new grants.

Awards granted under the 2010 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (but not awards made in connection with the cancellation and repricing of an option or stock appreciation right) (“Substitute Awards”) will not reduce the shares authorized for grant under the 2010 Plan. Additionally, in the event that a company acquired by STEC or any of its subsidiaries or affiliates or with which STEC or any of its subsidiaries or affiliates combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the

2010 Plan and will not reduce the shares authorized for grant under the 2010 Plan, absent the acquisition or combination, and will only be made to individuals who were not employed by or providing services to STEC or any of its subsidiaries or affiliates immediately prior to such acquisition or combination.

Any shares that again become available for grant will be added back as (i) one (1) share if such shares were subject to an option or stock appreciation right granted under the 2010 Plan, and (ii) as 1.32 shares if such shares were subject to full-value awards granted under the 2010 Plan.

The maximum number of shares of STEC common stock that may be subject to one or more awards granted to any one participant pursuant to the 2010 Plan during any calendar year is 1,000,000 and the maximum amount that may be paid in cash to any one participant during any calendar year with respect to any awards payable in cash is $2,000,000.

Awards

The 2010 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, stock payments, deferred stock units, performance awards and other incentive awards. Except with respect to automatic grants of nonqualified stock options to new non-employee directors (as discussed further below), no determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2010 Plan.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2010 Plan. The option exercise price of all stock options granted pursuant to the 2010 Plan will not be less than 100% of the fair market value of STEC common stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant. Incentive stock options granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of STEC stock, however, shall have an exercise price that is not less than 110% of the fair market value of STEC common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides. Under the 2010 Plan, an individual who first becomes a non-employee director will automatically be granted a nonqualified stock option to purchase 30,000 shares of STEC common stock. In addition, beginning with the annual meeting of shareholders that occurs after each non-employee director’s first anniversary of election to our Board, such non-employee director will automatically be granted a nonqualified stock option to purchase 15,000 shares of STEC common stock immediately following each annual meeting of shareholders. The exercise price per share will equal 100% of the fair market value of STEC common stock on the date of grant. Each nonqualified stock option granted to non-employee directors will vest in equal annual installments over four years from the date of grant, and the shares underlying each nonqualified stock option granted to initial non-employee directors will automatically vest in full upon such non-employee director’s death or disability.

Restricted stock may be granted pursuant to the 2010 Plan. A restricted stock award is the grant of shares of STEC common stock that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing service to STEC or any of its subsidiaries or affiliates or achieving performance goals. During the period of restriction, all shares of restricted stock will be subject to restrictions and vesting requirements, as provided by the Compensation Committee. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee. Restricted stock may not be sold or encumbered until all restrictions are terminated or expire.

The other types of equity awards that may be granted under the 2010 Plan include performance awards, dividend equivalents, deferred stock units, stock payments, restricted stock units, stock appreciation rights and other incentive awards.

Performance awards may be granted in the form of cash bonus awards, stock bonus awards, performance awards or incentive awards that are paid in cash, shares or a combination of both. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Compensation Committee, in each case on a specified date or dates or over any period or periods determined by the Compensation Committee. Performance awards granted in the form of a cash bonus may be payable upon the attainment of pre-established performance goals based on established performance criteria. The goals are established and evaluated by the Compensation Committee and may relate to performance over any periods as determined by the Compensation Committee. The Compensation Committee will determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of Section 162(m) of the Code.

The Compensation Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Under the 2010 Plan, these performance-based awards may be either equity awards or performance bonus awards. Participants are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by the Board for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria:

•	net earnings (either before or after interest, taxes, depreciation and amortization),

•	gross or net sales or revenue,

•	net income (either before or after taxes),

•	adjusted net income,

•	operating earnings or profit,

•	cash flow (including, but not limited to, operating cash flow and free cash flow),

•	return on assets,

•	return on capital,

•	return on shareholders’ equity,

•	total shareholder return,

•	return on sales,

•	gross or net profit or operating margin,

•	costs,

•	funds from operations,

•	expenses,

•	working capital,

•	earnings per share,

•	adjusted earnings per share,

•	price per share of STEC common stock,

•	regulatory body approval for commercialization of a product,

•	implementation or completion of critical projects,

•	market share, and

•	economic value,

any of which may be measured with respect to us, or any subsidiary, affiliate or other business unit of STEC’s, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group or to market performance indicators or indices. The Compensation Committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the initial award. Generally, a participant will have to be employed by or providing services to STEC or any of its subsidiaries or affiliates as of the last day of the performance period to be eligible for a performance-based award payment for any period.

The Compensation Committee may, in its sole discretion, make objectively determinable adjustments to one or more of the Performance Goals. Such adjustments may include one or more of the following:

•	items related to a change in accounting principle,

•	items relating to financing activities,

•	expenses for restructuring or productivity initiatives,

•	other non-operating items,

•	items related to acquisitions,

•	items attributable to the business operations of any entity acquired by STEC during the performance period,

•	items related to the disposal of a business or segment of a business,

•	items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards,

•	items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period,

•	other items of significant income or expense which are determined to be appropriate adjustments,

•	items relating to unusual or extraordinary corporate transactions, events or developments,

•	items related to amortization of acquired intangible assets,

•	items that are outside the scope of STEC’s core, on-going business activities,

•	items related to acquired in-process research and development,

•	items relating to changes in tax laws,

•	items relating to major licensing or partnership arrangements,

•	items relating to asset impairment charges,

•	items relating to gains or losses for litigation, arbitration and contractual settlements, or

•	items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

For all awards intended to qualify as performance-based compensation, such determinations will be made by the Compensation Committee within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

Dividend equivalents may be granted pursuant to the 2010 Plan, except that no dividend equivalents may be payable with respect to options or stock appreciation rights pursuant to the 2010 Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares. Dividend equivalents that are granted by the Compensation Committee are credited as of dividend payment dates during the period between the date dividend equivalents are granted and the date the dividend equivalents terminate or expire, as determined by the Compensation Committee. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula, at such time and subject to such limitations as may be determined by the Compensation Committee. Dividend equivalents granted with respect to an award that is subject to performance-based vesting will only be paid out at the time or times, and to the extent that, the performance-based vesting conditions are satisfied and the award vest with respect to such shares.

Stock payments are payments in the form of shares of our common stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment will be determined by the Compensation Committee and may be based on achieving one or more of the performance criteria listed above, or other specific criteria determined by the Compensation Committee. Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Deferred stock is a right to receive shares of our common stock. The number of shares of deferred stock will be determined by the Compensation Committee and may be based on achieving one or more of the performance criteria listed above, or other specific criteria determined by the Compensation Committee, in each case on a specified date or dates or over any period or periods determined by the Compensation Committee. Except as otherwise determined by the Compensation Committee, shares underlying a deferred stock award which is subject to a vesting schedule or other conditions set by the Compensation Committee will not be issued until those conditions have been satisfied.

Restricted stock units may be granted pursuant to the 2010 Plan. A restricted stock unit award provides for the issuance of STEC common stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The Compensation Committee will specify the dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on achieving performance goals or other specific criteria, including service to STEC or any of its subsidiaries or affiliates. The Compensation Committee will specify, or permit the restricted stock unit holder to elect, the conditions and dates upon which the shares underlying the restricted stock units will be issued, which dates may not be earlier than the date as of which the restricted stock units vest and which conditions and dates will be subject to compliance with Section 409A of the Code. Restricted stock units may be paid in cash, shares, or both, as determined by the Compensation Committee. On the distribution dates, STEC will transfer to the participant one unrestricted, fully transferable share of STEC common stock (or the fair market value of one such share in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited.

Stock appreciation rights entitle a holder, upon exercise of all or a portion of the stock appreciation right, to receive from us an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the stock appreciation right from the fair market value on the date of exercise of the stock appreciation right by the number of shares with respect to which the stock appreciation right has been exercised, subject to any limitations imposed by the Compensation Committee. The exercise price per share subject to a stock appreciation right will be set by the Compensation Committee, but may not be less than 100% of the fair market value on the date the stock appreciation right is granted. The Compensation Committee determines the period during which the right to exercise the stock appreciation right vests in the holder. No portion of a stock appreciation right which is unexercisable at the time the holder’s employment with us terminates will thereafter become exercisable, except as may be otherwise provided by the Compensation Committee. Stock appreciation rights may be exercised as determined by the Compensation Committee, but in no event may a stock appreciation right have a term extending beyond the tenth anniversary of the date of grant. Payment of the stock appreciation right may be in cash, shares, or a combination of both, as determined by the Compensation Committee.

Other incentive awards may cover shares of STEC common stock, the right to purchase shares of STEC common stock or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of STEC common stock, shareholder value or shareholder return. The Compensation Committee will specify the dates on which the other incentive awards will become fully vested, and may specify such conditions to vesting as it deems appropriate, including conditions based on achieving performance goals or other specific criteria, including service to STEC or any of its subsidiaries or affiliates. Payment of the other incentive award may be in cash, shares, or a combination of both, as determined by the Compensation Committee.

Payment Methods. The Compensation Committee will determine the methods by which payments by any award holder with respect to any awards granted under the 2010 Plan may be paid, the form of payment, including, without limitation: (1) cash or check; (2) shares of our common stock issuable pursuant to the award or held for such period of time as may be required by the Compensation Committee in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate payments required; (3) other property acceptable to the Compensation Committee (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of our common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale); or (4) other form of legal consideration acceptable to the Compensation Committee. However, no participant who is a member of the Board or an “executive officer” of STEC within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the 2010 Plan, or continue any extension of credit with respect to such payment in any method which would violate the prohibitions on loans made or arranged by STEC as set forth in Section 13(k) of the Exchange Act. Only whole shares of common stock may be purchased or issued pursuant to an award. No fractional Shares shall be issued and the Compensation Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

Vesting and Exercise of an Award. The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award which is not vested at the holder’s termination of service with us will subsequently become vested, except as may be otherwise provided by the Compensation Committee in the agreement relating to the award or by action following the grant of the award.

Generally, an option or stock appreciation right may only be exercised while such person remains an employee, consultant or non-employee director of us or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder’s termination of service with us or one of our subsidiaries or affiliates. An award may be exercised for any vested portion of the shares subject to such award until the award expires. Upon the grant of an award or following the grant of an award, the Compensation Committee may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events, including, a change in control or a holder’s termination of employment or service with us or otherwise. Except with respect to up to ten percent (10%) of the shares of STEC common stock available for issuance under the plan, an award other than an option or stock appreciation right will become vested over a period of not less than three years or, in the case of vesting based on the attainment of one or more of the performance criteria listed above, over a period of not less than one year.

Transferability. No award under the 2010 Plan may be transferred other than by will or the laws of descent and distribution or, subject to the consent of the Compensation Committee, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed. No award shall be liable for the debts or contracts of the holder or his successors in interest or shall be subject to disposition by any legal or equitable proceedings. During the lifetime of the holder of an award granted under the 2010 Plan, only such holder may exercise such award unless it has been disposed of pursuant to a domestic relations order. After the holder’s death, any exercisable portion of an award may be exercised by his personal representative or any person empowered to do so under such holder’s will or the then applicable laws of descent and distribution until such portion becomes unexercisable under the 2010 Plan or the applicable award agreement. Notwithstanding the foregoing, the Compensation Committee may permit an award holder to transfer an award other than an incentive stock option to any “family member” of the holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, subject to certain terms and conditions. Further, an award holder may, in a manner determined by the Compensation Committee, designate a beneficiary to exercise the holder’s right and to receive any distribution with respect to any award upon the holder’s death, subject to certain terms and conditions. For purposes of clarity, the 2010 Plan does not permit a transfer for value.

Adjustment Provisions

Certain transactions with STEC’s shareholders not involving STEC’s receipt of consideration, such as a stock split, spin-off, stock dividend or certain recapitalizations may affect the share price of STEC common stock (which transactions are referred to collectively as “equity restructurings”). In the event that an equity restructuring occurs, STEC’s Board will equitably adjust the class of shares issuable and the maximum number and kind of shares of STEC common stock subject to the 2010 Plan, and will equitably adjust outstanding awards as to the class, number of shares and price per share of STEC common stock. Other types of transactions may also affect STEC common stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and STEC’s Board determines that an adjustment to the 2010 Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the 2010 Plan, STEC’s Board will equitably adjust the 2010 Plan as to the class of shares issuable and the maximum number of shares of STEC’s common stock subject to the 2010 Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of STEC’s common stock in such manner as it may deem equitable. In the event of a change in control, each outstanding award granted under the 2010 Plan will be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary thereof. In the event an award is assumed or an equivalent award is substituted and within eighteen (18) months following the change in control a holder experiences a termination of service by STEC (or a successor corporation or a parent or subsidiary thereof) without “cause,” by the holder for “good reason” (each, as defined in the proposed 2010 Plan) or due to the holder’s death or disability, the holder will become fully vested in the assumed or substituted award. In the event that the successor corporation or a parent or subsidiary thereof refuses to assume or substitute any award, all such awards will fully vest and become exercisable.

Plan Amendment and Termination

The Board or the Compensation Committee may terminate, amend, or modify the 2010 Plan at any time; however, except to the extent permitted by the 2010 Plan in connection with certain changes in capital structure, shareholder approval will be obtained for any amendment to (i) increase the number of shares available under the 2010 Plan, (ii) reduce the per share exercise price of the shares subject to any option or stock appreciation right below the per share exercise price as of the date the option or stock appreciation right was granted, and (iii) cancel any option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares.

In no event may an award be granted pursuant to the 2010 Plan on or after the tenth anniversary of the date the shareholders approved the 2010 Plan.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to an employee, consultant or non-employee director granted an award under the 2010 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely on the advice of his or her legal and tax advisors.

With respect to nonqualified stock options, STEC is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of STEC common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and STEC will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2010 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); restricted stock units, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, STEC will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the 2010 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the plan is approved by the shareholders, and (4) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant

(which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options, established performance criteria that must be met before the award actually will vest or be paid.

The 2010 Plan is designed to meet the requirements of Section 162(m); however, full-value awards granted under the 2010 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the full-value awards and the procedures associated with them comply with all other requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the 2010 Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.

Section 409A of the Code. Certain awards under the 2010 Plan may be considered “nonqualified deferred compensation” subject to Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount will be subject to income tax at regular income tax rates plus an additional 20 percent tax, as well as potential premium interest tax.

New Plan Benefits

Except with respect to automatic grants of nonqualified stock options to new non-employee directors, the number of awards that our directors, named executive officers, and other employees may receive under the 2010 Plan will be determined in the discretion of the Compensation Committee in the future, and the Compensation Committee has not made any determination to make future grants to any persons under the 2010 Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the future benefits that will be received by participants under the 2010 Plan. Furthermore, because all awards under the 2010 Plan are discretionary, it is not possible to determine what awards would have been granted during the prior fiscal year had the 2010 Plan, with the 2,500,000 proposed share reserve increase, been in effect at that time.

Stock Options and Full-Value Awards Granted to Certain Persons

The table below sets forth summary information concerning the number of shares of our common stock subject to stock option grants made under the 2010 Plan to certain persons as of March 15, 2012. As described above, it is not possible to determine the amount of future benefits that will be received by participants under the 2010 Plan.

Name and Position	Stock Options	Full-Value Awards(1)
Named Executive Officers:
Manouch Moshayedi (Chief Executive Officer and Chairman of the Board)	375,000	—

Raymond D. Cook (Chief Financial Officer)	130,000	18,500

Mark Moshayedi (President, Chief Operating Officer, Chief Technical Officer and Director)	200,000	—

Robert M. Saman (Chief Legal Officer, General Counsel and Secretary)	40,000	37,500

All Current Executive Officers as a group (4 Persons):	745,000	56,000

Non-Employee Directors:
Rajat Bahri	30,000	—
F. Michael Ball	30,000	—
Christopher W. Colpitts	30,000	—
Kevin C. Daly, Ph.D.	45,000	—
Matthew L. Witte	30,000	—

All Non-Employee Directors as a group (5 Persons):	165,000	—
All employees (excluding Named Executive Officers):	2,603,900	1,723,175

Total (All employees and non-employee Directors):	3,513,900	1,779,175

(1)	As of March 15, 2012, the only full-value awards granted under the 2010 Plan are restricted stock units. Full-value awards are counted as 1.32 shares for every one (1) share granted.

No equity awards have been granted under the 2010 Plan to any associate of any director, director nominee or executive officer, and no person other than Mr. Manouch Moshayedi has been granted five percent or more of the total amount of equity awards granted under the 2010 Plan. Moreover, our equity award grants are widely spread among all employees; specifically, our executive officers and non-employee directors have received only approximately 15% and 3%, respectively, of the equity awards granted under the 2010 Plan, while the remaining 82% went to compensate and retain the broader employee population and employee new hires.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO INCREASE THE SHARE RESERVE UNDER THE 2010 INCENTIVE AWARD PLAN.

ITEM NO. 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY”)

Our Board has determined to hold an annual “say-on-pay” advisory vote. At our 2011 Annual Meeting, a plurality of our shareholders approved, on an advisory basis, our holding an annual say-on-pay vote. Although our Board had recommended holding a say-on-pay vote every three years and the shareholder vote was advisory and non-binding on us, our Board determined to hold an annual say-on-pay vote until the next required vote to decide the frequency of future say-on-pay votes. In doing so, our Board sought to be responsive to our shareholders and continue its commitment to strong corporate governance.

Summary

In accordance with our Board’s determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our shareholders to approve, on a non-binding, advisory basis the compensation of our named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosures regarding such compensation and the accompanying narrative discussion set forth in this Proxy Statement, beginning on page 35. We intend to hold the next non-binding, advisory say-on-pay vote in connection with our 2013 Annual Meeting.

Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to STEC’s success. The following is a summary of some of the key points of our executive compensation program. We urge our shareholders to review the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement and executive-related compensation tables for more information.

•	We strive to emphasize pay-for-performance and tie a significant portion of our named executive officers’ compensation to STEC’s performance.

•

Consistent with our performance-based compensation philosophy, we reserve the largest portion of our executives’ potential compensation for performance and equity-based programs. In 2011, approximately 72%, on average, of our named executive officers’ target total compensation was “at-risk” pay dependent on our performance, in the form of annual cash bonuses and long-term equity incentive awards. Our performance-based bonus program rewards short-term performance, while our equity awards reward long-term performance and align the interests of management with those of our shareholders. The performance goals under our bonus program focus on increasing our revenues and achieving earnings per share objectives, thereby motivating both corporate growth and profitability.

•

We are responsive in our consideration of our financial and operating performance and outlook, as demonstrated by nominal increases in base salary for certain of our named executive officers in 2011 and limited, discretionary bonuses to two of our named executive officers to reflect their unique contributions to our business during 2011.

•

We believe that our compensation programs are strongly aligned with the long-term interests of our shareholders. We believe that equity awards serve to align the interests of our executives with those of our long-term shareholders by encouraging long-term sustainable performance. As such, equity awards that vest over multiple years are a key component of our executive compensation program. Furthermore, in 2011 we began awarding restricted stock units, or RSUs, to certain of our named executive officers as an important retention tool given that RSUs have intrinsic value from the date of grant forward.

•	We provide competitive pay opportunities that reflect best practices. The Compensation Committee of our Board reviews annually our executive compensation program to ensure that it not only provides competitive pay opportunities, but also reflects best practices. For example, we continue to cap the maximum bonus opportunity for our named executive officers at 200% of target bonus opportunity no matter how well STEC performs.

•

We are committed to continue to develop strong governance standards with respect to our compensation program, procedures and practices. As part of its commitment to strong corporate governance and best practices, our Compensation Committee has retained an independent compensation consultant and has incorporated compensation analytical tools as part of its annual executive compensation review.

Recommendation of the Board of Directors

Our board believes that the information provided above and within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

The following resolution will be submitted for a shareholder vote at the annual meeting:

RESOLVED, that the shareholders of STEC approve, on an advisory basis, the compensation of STEC’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on STEC or our board.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ITEM 3 TO ADOPT THE RESOLUTION TO APPROVE THE COMPENSATION OF STEC’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION, COMPENSATION TABLES AND NARRATIVE DISCUSSION SET FORTH IN THIS PROXY STATEMENT.

ITEM NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as STEC’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate governance. If ratification of this selection is not approved, our Audit Committee will review its future selection of independent registered public accounting firms; however, the Audit Committee may select PricewaterhouseCoopers LLP, notwithstanding the failure of the shareholders to ratify its selection. In addition, even if the selection is ratified, our Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of us and our shareholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2012 Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the shares of our common stock as of March 15, 2012, by:

•	Each person whom we know to be the beneficial owner of 5% or more of our outstanding common stock;

•	Each named executive officer;

•	Each of our directors and director nominees; and

•	All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to stock options held by that person that are currently exercisable or that will become exercisable within 60 days after March 15, 2012, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of March 15, 2012, STEC had 46,197,765 shares of common stock issued and outstanding. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons have sole voting and sole investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner (1)	Shares of Common Stock (2)		Stock Options (3)	Percentage Owned (%)
Named Executive Officers:
Manouch Moshayedi	3,450,000	(4)	281,250	8.03%
Raymond D. Cook	12,500		95,000	*
Mark Moshayedi	4,290,050	(5)	143,750	9.57%
Robert M. Saman	4,036		10,000	*

Non-Employee Directors:
Christopher Colpitts	—		36,750	*
Kevin Daly	—		7,500	*
Michael Ball	7,000		91,250	*
Matthew Witte	—		36,750	*
Rajat Bahri	2,000		71,250	*

All executive officers and directors as a group (9 Persons):	7,765,586		773,500	18.18%

5% Shareholders (not listed above):
Mike Moshayedi (6)	3,000,050			6.49%
Artis Capital Management, L.P. (7)	3,114,099			6.74%

*	Less than 1%
(1)	Except as noted, the address of the named beneficial owner is c/o STEC, Inc. 3001 Daimler Avenue, Santa Ana, CA 92705.
(2)	The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power.
(3)	Represents shares underlying options which are vested, or will become vested, and exercisable within 60 days of March 15, 2012. Per SEC rules, these individual shares are included in the numerator and denominator for that specific individual in calculating the percentage of beneficial ownership, but are not deemed outstanding in the aggregate for computing the ownership percentage for others.

(4)	Consists entirely of (i) 3,425,000 shares held by Manouch Moshayedi, as a trustee for the M. and S. Moshayedi Revocable Trust, dated 11/16/95 for the benefit of Manouch Moshayedi’s family and (ii) 25,000 shares owned by Manouch Moshayedi. Manouch Moshayedi has sole voting and investment power with respect to the shares held by the M. and S. Moshayedi Revocable Trust. Manouch Moshayedi disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by the M. and S. Moshayedi Revocable Trust.
(5)	Consists entirely of 4,290,050 shares held by Mark Moshayedi and Semira Moshayedi, as trustees for the M. and S. Moshayedi Revocable Trust, dated 9/25/98 for the benefit of Mark and Semira Moshayedi’s family. Mark Moshayedi has shared voting and dispositive power with respect to the shares held by the M. and S. Moshayedi Revocable Trust. Mark Moshayedi disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by the M. and S. Moshayedi Revocable Trust.
(6)	According to a Schedule 13G/A filed jointly with the SEC on February 17, 2010 by Mike Moshayedi, Parto Moshayedi and the M. and P. Moshayedi Revocable Trust, dated 12/30/96, indicating that as of December 31, 2009, included in the number of shares that Mike Moshayedi beneficially owns are 3,000,050 shares held by Mike Moshayedi and Parto Moshayedi, as trustees for the M. and P. Moshayedi Revocable Trust, dated 12/30/96 for the benefit of Mike Moshayedi and Parto Moshayedi’s family. Mike Moshayedi has shared voting and dispositive power with respect to 3,000,050 shares held by the M. and P. Moshayedi Revocable Trust. Mike Moshayedi has no power to vote or direct the vote or dispose or direct the disposition of any shares of common stock held by his spouse. Mike Moshayedi disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by the M. and P. Moshayedi Revocable Trust and his spouse. The address of Mike Moshayedi is 1964 Blair Street, Santa Ana, CA 92705.
(7)	According to a Schedule 13G filed with the SEC on February 14, 2012, Artis Capital Management, L.P., a registered investment adviser (“Artis”), serves as investment adviser to various investment funds that directly hold shares of STEC common stock for the benefit of the investors in those funds. The investment funds have the right to receive dividends from, or the proceeds from the sale of, shares of our common stock. Artis Capital Management, Inc. (“Artis Inc.”) is the general partner of Artis. Stuart Peterson (“Mr. Peterson”) is the president of Artis Inc. and the controlling owner of Artis and Artis Inc. By virtue of these relationships, Artis Inc. and Mr. Peterson may be deemed to beneficially own the shares held by the funds. The address of Artis is One Market Plaza, Stuart Tower, Floor 27, San Francisco, California 94105.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Compensation of our named executive officers is determined by our Compensation Committee, which consists of four independent directors. This section explains our 2011 compensation program as it relates to the following executives, which are collectively referred to as the “named executive officers”:

Name	Position
Manouch Moshayedi	Chief Executive Officer and Chairman of the Board

Raymond D. Cook	Chief Financial Officer

Mark Moshayedi	President, Chief Operating Officer and Chief Technical Officer

Robert M. Saman	Chief Legal Officer, General Counsel and Secretary

Executive Summary

The Compensation Committee evaluates and sets executive compensation consistent with our stated objective to provide an overall compensation package that: (i) attracts, motivates and retains executive talent to improve the company’s financial performance; (ii) holds executives accountable for the performance of the functions for which they are responsible, aligned with our overall business priorities; (iii) sets compensation levels considering each executive’s specific responsibilities and company performance, including overall profitability and peer company benchmark data; and (iv) aligns the interests of executive officers and shareholders.

Specifically, the Compensation Committee’s philosophy is to:

•

Emphasize pay-for-performance and tie a significant portion of our named executive officers’ compensation to the Company’s performance. Consistent with our performance-based compensation philosophy, we reserve the largest portion of our executives’ potential compensation for performance- and equity-based programs. Our performance-based bonus program rewards short-term performance, while our equity awards reward long-term performance and align the interests of management with those of our shareholders. The performance goals under our bonus program focus on increasing our revenues and achieving earnings per share objectives, thereby motivating both corporate growth and profitability.

•

Strongly align our compensation programs with the long-term interests of our shareholders. We believe that equity awards serve to align the interests of our executives with those of our long-term shareholders by encouraging long-term sustainable performance. As such, equity awards that vest over multiple years are a key component of our executive compensation program. The objectives of equity compensation are to encourage creation of increased and sustained shareholder value by providing executive officers with a significant incentive to create long-term share price appreciation and to motivate and reward executive officers for the achievement of superior performance by the Company, as well as to establish consequences for underperformance.

•

Provide competitive pay opportunities that reflect best practices. The Compensation Committee of our Board reviews annually our executive compensation program to ensure that it not only provides competitive pay opportunities, but also reflects best practices.

•

Continue to develop strong governance standards with respect to our compensation program, procedures and practices. As part of its commitment to strong corporate governance and best practices, our Compensation Committee has retained an independent compensation consultant and has incorporated compensation analytical tools as part of its annual executive compensation review.

During the first quarter of 2011, the Compensation Committee took the following measured and responsible approach towards STEC’s compensation policies, programs and practices, in consultation with its independent compensation consultant:

•

Approved a modest merit increase to the base salaries of each named executive officer ranging from 2.9% to 4.6%, consistent with the pay practices of our peer group (with the exception of the base salary of Mr. Saman, which was not increased because Mr. Saman just recently joined STEC in July 2010);

•

Increased the at-risk portions of our named executive officers’ compensation by setting target cash bonus opportunities for Mr. Manouch Moshayedi at 100% of base salary; Mr. Cook and Mr. Mark Moshayedi at 60% of base salary; and for Mr. Saman at 35% of base salary;

•	Made equity award grants to our named executive officers predominately in the form of stock options in order to better align the interests of management with those of our shareholders.

In establishing our performance objectives for 2011 for purposes of our Executive Cash Incentive Plan (“ECIP”), our Compensation Committee took into consideration the then current market conditions and our board-approved budget and strategic plan, including anticipated growth expectations for the second half of 2011, which took into account the scheduled release and customer adoption of certain next generation products. Based on the foregoing, under the 2011 ECIP, our revenue objective was set at $390 million as compared to $235 million for 2010, and our non-GAAP earnings per share target was set at $1.20 as compared to $0.15 for 2010.

Despite experiencing heightened competitive pressures on our business over the course of 2011, we still managed to achieve financial results that exceeded our 2010 results. In addition, we took several steps to position ourselves for the future, including: investing in the expansion of our engineering team; adding a R&D center in India; creating a systems and software group; and expanding our customer base to include new start-ups in the storage industry. Ultimately, we did not meet either of our target corporate performance objectives for 2011, with STEC achieving revenue of $308 million, or 79% of our targeted revenue for 2011, and non-GAAP earnings per share of $0.70, which represented 58% our targeted non-GAAP earnings per share amount.

Impact of 2011 “Say on Pay” Advisory Vote

We provided our shareholders an advisory “say on pay” vote on the compensation of our named executive officers in 2011. At our 2011 Annual Meeting, our shareholders expressed substantial support for the compensation of our named executive officers, with approximately 97% of the votes cast for approval of the advisory say on pay vote. Following our 2011 Annual Meeting, our Compensation Committee evaluated the results of the 2011 advisory say on pay vote. The Compensation Committee also considered many other factors in evaluating our executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of the interaction of our compensation programs with our financial and operational objectives, evaluations of our programs by Radford, and review of peer company benchmark data, each of which is evaluated in the context of the Compensation Committee’s responsibility to act in STEC’s and our shareholders’ best interests. While each of these factors bore on the Compensation Committee’s decisions regarding our named executive officers’ compensation, the Compensation Committee did not make any material changes to our executive compensation program and policies as a result of the 2011 advisory say on pay vote.

Executive Compensation Program and General Objectives

Our compensation decisions with respect to individual executive officer total annual compensation is affected by (i) the executive’s performance, (ii) the executive’s level of responsibility and function within STEC, (ii) the executive’s experience in the position, (iv) the overall performance and profitability of STEC, (v) our effective execution of our strategic initiatives, and (vi) our assessment of the competitive marketplace for executive officers in comparable positions, including businesses of similar size and complexity within the technology market. Our Compensation Committee annually reviews the elements of our executive officer compensation program and makes changes thereto when it believes it is either necessary or in the best interest of STEC.

To assist in understanding market practices, the Compensation Committee assesses “industry norms,” particularly with reference to information provided by Radford, the Compensation Committee’s independent compensation consultant. The Compensation Committee’s philosophy is that in order to attract and retain the best executive talent, STEC’s target range for total direct compensation (consisting of base salary, target cash incentive compensation and equity compensation) should be generally between the 50th and 75th percentile of the market. While the Compensation Committee reviews market data to determine where each executive officer’s target total direct compensation falls relative to the 50th to 75th percentile range, this is only one of several factors used by the Compensation Committee in making compensation determinations. The Compensation Committee does not attempt to target individual components of compensation at any specific percentile of the market. The Compensation Committee believes that an effective executive compensation program should permit the flexibility to award compensation that may be above industry norms when STEC’s performance exceeds expectations, and if STEC’s performance is below expectations, total direct compensation may be reduced to below industry norms. We attempt to provide an aggregate compensation package that is competitive with what our executives could earn elsewhere.

We believe that if the Company performs strongly and our shareholders benefit, executive officers should earn compensation that corresponds to such Company performance. Accordingly, the compensation of each of our executive officers is driven in part by our financial results, and reflects our growing commitment toward a pay-for-performance compensation philosophy. In making compensation determinations, the Compensation Committee also considers the fact that two of the Company’s named executive officers are significant shareholders of STEC. However, the Compensation Committee believes that this should not unduly impact these executives’ compensation packages. The Compensation Committee primarily evaluates these executives’ compensation based upon how they perform, contribute and fulfill their responsibilities to STEC and add value for STEC’s shareholders.

Role of Compensation Committee, Executive Officers and the Consultant

Role and Authority. Our Compensation Committee administers the compensation program for our executive officers and establishes the overall compensation philosophy for executive officers. The role of the Compensation Committee is to review and approve the base salaries, bonuses and other cash compensation or perquisites of the executive officers and to administer and approve awards under our cash and stock incentive plans. The Compensation Committee also reviews and recommends to the Board for approval, or approves as appropriate, new cash or stock incentive plans and any changes to or modifications of existing cash or stock incentive plans. The Compensation Committee also periodically reviews and recommends to the Board for consideration and approval any changes in director compensation for our non-employee directors. The current members of our Compensation Committee are Rajat Bahri, F. Michael Ball, Kevin C. Daly, Ph.D. and Matthew L. Witte, each of whom is a “non-employee director” as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and each of whom also meets applicable federal securities and NASDAQ listing requirements to qualify as an independent director. In addition, our Compensation Committee is also comprised exclusively of “outside directors,” as defined under Section 162(m) of the Internal Revenue Code.

Role of Executive Officers in Compensation Decisions. The Compensation Committee periodically meets with members of senior management to discuss and review our compensation program, practices and packages for executives, other employees and directors. The Compensation Committee annually evaluates the performance of our Chief Executive Officer and determines and approves his total compensation based on this evaluation in light of the philosophy and objectives of our executive compensation program. Our Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to our other executive officers and evaluates their performance annually. Our Chief Executive Officer is not involved with determining his own pay. Executive officers are generally not present at the time of compensation deliberations held by the Compensation Committee. The Compensation Committee considers, but is not bound by and does not always accept, any of management’s recommendations with respect to executive compensation.

Delegation and the Equity Award Committee. In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee and, to the extent not expressly reserved to the Compensation Committee by the Board or by applicable law, rule or regulation, to any other committee of directors appointed by it, which may or may not be composed of members of the Compensation Committee. The Board may also delegate to two or more of our directors the authority to make option grants or other stock-based awards under our stock incentive plan to eligible individuals who are not executive officers or board members, provided that the Compensation Committee or Board sets guidelines on the authority of such directors to make grants. Our Board has established the Equity Awards Committee, consisting of Messrs. Manouch and Mark Moshayedi, with limited authority to make option grants and other stock-based awards under our 2010 Incentive Award Plan to eligible individuals other than executive officers and non-employee board members. Under STEC’s Equity Award Policy, the Equity Awards Committee has been authorized to grant up to 30,000 stock option awards or 5,000 shares of other stock-based awards to any one individual, or to grant up to 300,000 stock option awards and 60,000 shares of other stock-based awards in the aggregate in any one calendar quarter. On March 22, 2012, the Compensation Committee updated STEC’s Equity Award Policy to combine the Equity Awards Committee authorization for granting stock option awards and other stock-based awards into an authorization for “stock option equivalents,” and provided for a modest increase in the aggregated authorization number limit for grants to individuals and for grants in any one calendar quarter. As a result: (i) no individual may be granted stock option equivalents for more than 50,000 shares of STEC’s common stock (subject to adjustment for equity restructurings and certain other corporate transactions as provided in Section 13.2 of our 2010 Incentive Award Plan); and (ii) the total number of stock option equivalents that may be granted per calendar quarter shall not exceed 400,000 shares of STEC’s common stock (subject to adjustment for equity restructurings and certain other corporate transactions as provided in Section 13.2 of our 2010 Incentive Award Plan).

Use of Consultants. The Compensation Committee has the authority to engage its own independent advisors, including compensation consultants, to assist in carrying out its responsibilities. The Compensation Committee engaged Radford beginning in 2008 as its independent compensation consultant and Radford has continued to serve in that capacity since then. Radford performs no services directly for us other than to provide compensation surveys to our Human Resources department. Radford was retained in 2011 to conduct a review and analysis of our executive compensation program and to provide advice and recommendations on competitive market practices and the appropriateness and merit of specific compensation decisions. As appropriate, Radford participates in meetings with the Compensation Committee. In addition, the Chair of the Compensation Committee has direct access to Radford’s advisors outside of meetings. Radford has not provided any other services to us nor have they received any compensation other than with respect to the services provided to the Compensation Committee. We have again retained Radford in 2012 to review our executive compensation programs and practices.

Comparative Market Information. The Compensation Committee recognizes that comparable market information may not be directly applicable to us given that several of our executive officers are founders and beneficial holders of a significant equity position in STEC. Therefore, while compensation paid to our executive officers are compared with those of their counterparts in the market, the market compensation levels are used only as a guide and point of reference for determining our executives’ compensation. In addition, while the Compensation Committee reviews each element of our executives’ compensation relative to the market to determine the reasonableness of our executives’ compensation, it generally does not set each element of compensation by reference to any specific percentile or benchmark. The Compensation Committee’s philosophy is that in order to attract and retain the best executive talent, STEC’s target range for total direct compensation should be generally within the 50th and 75th percentile of the market.

For purposes of evaluating competitive market practices, in February 2011, Radford provided an analysis of our named executive officers’ 2010 compensation level as compared to a peer group recommended by Radford and ultimately selected by the Compensation Committee. Our peer group consisted of nineteen companies headquartered in technology hubs reflective of comparable cost of living pressures, representing a cross-section of (1) semiconductor companies with revenue generally between $200 million and $1 billion and market capitalization of $200 million to $2 billion; and (2) broader high technology companies with revenue between $200 million and $1 billion and market capitalization of $200 million to $2 billion. This criteria was designed to identify companies that are similar in size and industry, making them appropriate for measuring compensation practices. Our peer group was generally consistent with last year with a few changes recommended by Radford given that a few of our 2010 peer companies had been acquired or consolidated, or because of changes in the size of the peer companies.

The 2011 peer group consisted of the following companies:

• Actel • Applied Micro Circuits • Cypress Semiconductor • Diodes • Emulex • Hittite Microwave • Integrated Device Technology • Microsemi • NetLogic Microsystems • OmniVision Technologies	• PMC Sierra • Power Integrations • Qlogic • RF Micro Devices • Semtech • Sigma Designs • Silicon Laboratories • Triquint Semiconductor • Zoran

Per the February 2011 Radford analysis, within this peer group: (i) our revenue was at the 37th percentile based on 2010 fiscal year financial data and at the 22nd percentile for the trailing twelve months; (ii) our net income was at the 99th percentile based on 2010 fiscal year financial data and at the 57th percentile for the trailing twelve months; and (iii) our market capitalization as of January 14, 2011 was at the 34th percentile. The revenue, net income and market capitalization information of the Company’s peers was compiled by Radford using annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.

The results of Radford’s February 2011 survey comparing the named executive officers’ 2010 compensation levels to the market, as presented to the Compensation Committee at its February 2011 meetings, are shown in the table below:

Name	2010 Base Salary	Target Total Cash (1)	Equity Compensation (2)	Target Total Direct Compensation	Market Percentile Achieved (Target Total Direct Compensation)
Manouch Moshayedi	$515,000	$901,250	$1,471,200	$2,372,400	25th – 50th Percentile
Raymond D. Cook	$325,000	$487,500	$735,600	$1,223,100	50th – 75th Percentile
Mark Moshayedi	$455,000	$682,500	$735,600	$1,418,100	50th Percentile
Robert M. Saman (3)	$260,000	$300,000	$586,500	$886,500	—

(1)	Represent the executive’s base salary plus target cash incentive award.
(2)	Amounts shown represent the value of equity awards granted in 2010, as set forth in Radford’s report, based upon the Company’s Black-Scholes assumptions. The grant date fair values for the 2010 equity awards under FASB ASC 718 are set forth in the Summary Compensation Table.
(3)

Mr. Saman joined us in July 2010. Mr. Saman’s base salary for 2010 and Target Total Cash amounts shown in the table above were annualized for the full year of 2010. Radford did not perform a market comparison analysis of Mr. Saman’s 2010 equity award or Target Total Direct Compensation because his equity awards consisted of new hire grants, which Radford did not analyze on a marketwide basis. Radford’s 2011 report indicated that Mr. Saman’s Target Total Cash fell below the 25th percentile.

Considering these as well as other factors, during the first quarter of 2011, the Compensation Committee adjusted the compensation program for our named executive officers for 2011 as follows:

•

With the exception of Mr. Saman, who had recently joined STEC in July 2010, provided modest merit increase in base salaries ranging from 2.9% to 4.6%, given that there were no salary increases in 2010 (with the exception of Mr. Cook, who received an increase in 2010 because his 2009 salary was below the 25th percentile of our peer group) and to be consistent with the market practices reviewed by Radford;

•

Increased the target cash bonus incentive opportunities for each named executive officer, as discussed further below, in order to remain competitive relative to our peer group and to place more pay at risk within our overall compensation program, consistent with our pay-for-performance philosophy; and

•

Provided that each executive officer’s cash incentive compensation would be based 100% on our achievement of pre-established corporate objectives consisting of net revenue and non-GAAP earnings per share and eliminated individual performance objectives, all in an effort to more closely align our named executive officers’ interests with those of our stockholders.

Consistent with 2010, the Compensation Committee determined to target total cash compensation levels and granted equity awards in order to bring the named executive officers’ target total direct compensation levels closer to the 50th to 75th percentile range, as discussed more fully below. The Compensation Committee determined that a long-term strategy of setting target total direct compensation in the 50th to 75th percentile range was appropriate to attract and retain executive talent and to incentivize exceptional performance.

Elements of Compensation

Our executive compensation program consists of a mix of the following elements: (i) base salary, (ii) annual cash incentives, (iii) long-term incentive compensation, in the form of stock options, and for certain executive officers, restricted stock units, (iv) perquisites and (v) termination and change in control benefits. Our executives also participate in certain other benefits, such as general health, life and disability insurance plans and our tax-qualified 401(k) defined contribution plan, which are generally available to all salaried employees, with the exception of additional life insurance benefits provided to Messrs. Manouch and Mark Moshayedi.

While the Compensation Committee determines the mix of our compensation elements, it does not assign any specific weight to any of the individual compensation elements in establishing total executive compensation. The compensation mix and amount of each compensation element is intended to vary by position and according to the level of responsibility of each officer, and is designed to motivate and focus all officers on goal achievement. As a result, total direct compensation should vary from year to year based on STEC’s performance and the executive’s performance.

Base Salary

We believe that it is important that the total cash compensation paid to our executive officers remains at a competitive level to enable us to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. Base salary levels are designed primarily to provide the competitive compensation required to attract and retain executives with the talents, skills and experience necessary to drive STEC’s success. Base salaries may be adjusted each year on the basis of the executive’s experience, skill set, performance level and contributions to STEC’s overall success, as well as the competitive marketplace for executives in comparable positions. Adjustments to base salary may be contingent on STEC’s performance in any given year. The relative weight given to each factor varies with each executive officer at the sole discretion of the Compensation Committee. Although base salaries for executive officers are reviewed annually or upon changes in responsibilities, there is no assurance of any salary adjustment for any executive officer on an annual basis. In addition, the Compensation Committee believes that it is important to provide executive officers with a certain level of compensation stability each year. Therefore, the Compensation Committee generally does not expect that base salaries will change substantially from year to year absent extraordinary circumstances, such as a significant increase in responsibilities, change in compensation practices in the market for executive talent or promotion. We believe that base salary will over time comprise a smaller portion of total direct compensation as STEC continues to move toward a pay-for-performance policy.

In March 2011, the Compensation Committee reviewed the base salaries of our named executive officers. Radford’s 2011 report indicated that our base salaries were generally competitive within our market. Messrs. Manouch Moshayedi and Saman’s base salaries approximated the 50th percentile; Mr. Cook’s base salary was between the 50th and 75th percentiles; and Mr. Mark Moshayedi’s base salary was above the 75th percentile of STEC’s peer group, which is based partly on the use of Radford market data but also based on his unique responsibilities and roles within STEC. In order to be consistent with the pay practices of our peer group, the Compensation Committee approved between 2.9% and 4.6% merit increases in the base salaries of each of our named executive officers, except Mr. Saman, whose base salary was determined to be appropriate given his relatively recent hiring in July 2010 and the new hire equity grants he received in connection with his hiring. Thus, effective January 1, 2011, the base salaries of the named executive officers were as follows:

Name	2011 Base Salary
Manouch Moshayedi	$530,000
Raymond D. Cook	$340,000
Mark Moshayedi	$470,000
Robert M. Saman	$260,000

Cash Incentive

In March 2008 the Board adopted, and in May 2008 our shareholders approved, STEC’s Executive Cash Incentive Plan (the “ECIP”). The ECIP is designed to recognize and reward the link between achievement of STEC’s business objectives and an executive’s contribution to that success. Cash incentives are intended to motivate and retain executives by providing compensation, in addition to base salary, for the achievement of corporate and individual objectives that are established annually by the Compensation Committee. The Compensation Committee believes the ECIP will advance our pay-for-performance policy by focusing the attention of our executive officers on the attainment of the Company’s objectives and individual objectives for the year.

Under the ECIP, each executive officer has an annual bonus target, expressed as a percentage of base salary that is approved by the Compensation Committee each year. The Compensation Committee establishes the Company’s performance goals and individual performance goals for the plan each year based on the then-current business priorities. Metrics and weightings may vary from year to year as the Compensation Committee seeks to deliver near-term operating performance that supports long-term growth, as measured through stock appreciation to the shareholders.

Target Bonus Opportunities. For 2011, the Compensation Committee selected Messrs. Manouch and Mark Moshayedi and Messrs. Cook and Saman to participate in the ECIP. The Compensation Committee considered a variety of factors when setting target incentive bonuses for our named executive officers. Such factors included internal pay equity, experience, tenure, position and a desire to put more pay at-risk for executive team members. In addition, Radford’s February 2011 report indicated that the named executive officers’ 2010 target cash bonus opportunities were at or below the 25th percentile of the market. The table below sets forth the target bonus opportunities the Compensation Committee established for 2011 for our named executive officers, which represented an increase from the target bonus opportunities provided in 2010. The Compensation Committee provided these increases in order to remain competitive within our peer group and to continue to emphasize our pay-for-performance compensation philosophy.

Name	2010 Target Bonus Opportunity (as a % of base salary)	2011 Target Bonus Opportunity (as a % of base salary)
Manouch Moshayedi	75%	100%
Raymond D. Cook	50%	60%
Mark Moshayedi	50%	60%
Robert M. Saman (1)	—	35%

(1)	Mr. Saman joined us in July 2010 and was not eligible to participate in the ECIP in 2010.

Performance Criteria for ECIP. For 2011, 75% of each named executive officer’s target bonus was based on the achievement of an overall corporate revenue objective, and 25% was based on the achievement of a non-GAAP diluted earnings per share objective. Revenue and non-GAAP diluted earnings per share were used as STEC’s performance objectives because the Compensation Committee believed they most directly align with STEC’s growth strategy and generally represent the best correlation with shareholder value.

Both the revenue and non-GAAP diluted earnings per share performance targets for the 2011 increased substantially compared to 2010. The increases in these corporate performance objectives were based on improved market conditions and factored in our board-approved budget and strategic plan, including anticipated growth expectations for the second half of 2011, which took into account the scheduled release and customer adoption of certain next generation products. Additionally, STEC had experienced lower-than-expected revenue during the first half of 2010 resulting from an inventory carryover at one of STEC’s largest customers that was not expected to impact our 2011 results of operations.

•	Revenue objective (weighted 75%): $390 million. This objective was significantly higher than the revenue objective of $235 million under the 2010 ECIP.

•

Non-GAAP earnings per share objective (weighted 25%): $1.20. This objective was significantly higher than the non-GAAP earnings per share objective of $0.15 under the 2010 ECIP. For the purpose of determining whether the non-GAAP earnings per share objective had been met, the Compensation Committee used non-GAAP earnings per share as reported by STEC in its press releases announcing its quarterly and annual results of operations. As in previous years, the use of non-GAAP numbers was pre-established under the 2011 ECIP. For 2011, the non-GAAP earnings per share reflected an adjustment for non-cash, non-recurring, extraordinary and certain other items, including employee stock compensation expense, securities and derivative action litigation costs, intellectual property litigation costs, employee severance, special charges for restructuring, Malaysia government incentive grant income and contract termination settlement proceeds.

The Compensation Committee believes it is important to align the executive officers’ performance-based cash payments with these non-GAAP financial measures, as these are the measures that STEC’s management, as well as the investment community, uses in analyzing the business.

When determining the performance goals and metrics and target bonuses, the Compensation Committee considered the likelihood of the achievement of the target levels of performance. At the time the performance goals were determined, the Compensation Committee was substantially uncertain as to whether the performance goals would be met. The Compensation Committee believes that the performance goals were challenging and difficult to achieve, but attainable with significant effort and skill on the part of the executive officer participants.

How the 2011 ECIP works. STEC must meet a minimum level of performance for at least one of the corporate performance objectives for any funding to be allocated to the ECIP. For 2011, the Compensation Committee maintained the threshold performance level for each Company performance objective at 85% of the target performance level. So long as a threshold level of performance for at least one of the corporate performance objectives is met, the ECIP will be funded in an amount equal to 50% of the aggregate target bonus opportunity of the named executive officers. For each one percent improvement in our performance, between 86% and 114% of the applicable corporate performance objective, the 2011 ECIP would be funded with an additional 3.33% of the aggregate target bonus opportunity of our named executive officers. For each percentage point improvement in actual performance above target performance, between 115% and 119%, funding of the 2011 ECIP increases by 10% of the aggregate target bonus opportunity for our named executive officers. If we achieve 120% of any of the targeted corporate performance objectives, funding of the 2011 ECIP is capped at 200% of the aggregate target bonus opportunity for named executive officers. Furthermore, the amount any individual named executive officer is entitled to receive under the 2011 ECIP is capped at $2 million.

The following table summarizes the 2011 base salaries, target bonus opportunities and potential bonus awards under each performance level for our executive officers:

Name	2011 Base Salary	2011 Target Bonus Opportunity as Percentage of Base Salary	Potential Bonus Awards Under ECIP for 2011 (1)
			Bonus Amount at Threshold Level of Performance	Bonus Amount at Target Level of Performance	Bonus Amount at Maximum Level of Performance
Manouch Moshayedi	$530,000	100%	$265,000	$530,000	$1,060,000
Raymond D. Cook	$340,000	60%	$102,000	$204,000	$408,000
Mark Moshayedi	$470,000	60%	$141,000	$282,000	$564,000
Robert Saman	$260,000	35%	$45,500	$91,000	$182,000

(1)	Amounts assume that STEC achieves its threshold (85%), target (100%) or maximum (120%) level of performance for both of the corporate performance objectives.

Results of the 2011 ECIP. In February 2012, the Compensation Committee assessed the Company’s performance versus the pre-established corporate performance objectives. For 2011, STEC achieved revenue of $308 million, or approximately 79% of its revenue objective; and non-GAAP diluted earnings per share of $0.70, or 58% of its non-GAAP earnings per share objective. Thus, we did not achieve the threshold level of performance for either of our corporate performance objectives and the 2011 ECIP was not funded.

Certain Special 2011 Cash Bonuses. In order to reward certain of our named executive officers for their contributions to our business during 2011, the Compensation Committee determined in February 2012 to award discretionary bonuses to Messrs. Cook and Saman in the amounts of $50,000 and $75,000, respectively. The Compensation Committee awarded the discretionary bonuses in recognition of Mr. Cook’s exemplary performance and broad range of responsibility in 2011, including across the areas of finance, accounting, and human resources, and assuming full-year direct report responsibility for STEC’s investor relations function; and Mr. Saman’s exemplary performance and management of our securities class action and intellectual property litigation matters, and growth of STEC’s patent portfolio. Additionally, the Compensation Committee awarded the discretionary bonuses to serve as an important retention incentive for Messrs. Cook and Saman, who do not share the same level of equity ownership in STEC as Messrs. Manouch and Mark Moshayedi. In awarding discretionary bonuses to our named executive officers other than Messrs. Manouch and Mark Moshayedi, our Chief Executive Officer and President, Chief Operating Officer and Chief Technical Officer, respectively, the Compensation Committee selected bonus amounts which were approximately 25% and 82% of the respective officer’s bonus opportunity assuming target level of performance. These amounts were intended to serve a retention function while still recognizing that STEC did not achieve its pre-established corporate performance objectives.

Long-Term Equity Incentive Compensation

We have provided long-term incentive compensation through equity awards that generally vest over multiple years. The objectives of equity compensation are to encourage creation of increased shareholder value by providing executive officers with a significant incentive to create long-term share price appreciation and to attract, motivate, and reward executive officers by rewarding the achievement of superior performance by the Company.

Form of Long-Term Equity Incentive Compensation. Historically, our grants of equity awards to the executive officers have consisted solely of stock options. The Compensation Committee generally believe that awards of stock options over other forms of equity-based awards more closely align the interests of the recipient with those of our shareholders because the recipient will only realize a return on the option if our stock price increases over the term of the option. However, Radford recommended in 2011 that the Compensation Committee consider providing a portion of equity grants in a form other than stock options, such as a mix between stock options and restricted stock units. The Compensation Committee ultimately agreed that a properly structured equity grant program that combines stock options and restricted stock units is more consistent with the pay practices of our peer group and is likely to be more efficient economically for us, and more effective for recruitment and retention than grants of stock options alone, because a stock option component provides leverage for increased value when our stock price increases, while the restricted stock unit component maintains value, and therefore fulfills a retention function, even during times that the stock price is not increasing or is otherwise volatile. In addition, we decided to start utilizing restricted stock units more extensively to help reduce our average gross burn rate (total equity granted divided by the weighted-average total common shares outstanding).

Consistent with its review and in consultation with Radford, the Compensation Committee determined to begin awarding restricted stock units to certain of its executive officers in 2011. Thus, in March 2011, the Compensation Committee awarded a mixture of stock options and restricted stock units to Messrs. Cook and Saman. The Compensation Committee decided that keeping 100% of the equity awards to be granted to Messrs. Manouch and Mark Moshayedi in the form of stock options would best align their interests with the long-term interests of our stockholders given their already significant stock holdings in STEC.

Amount of Long-Term Equity Incentive Compensation. In February 2011, in connection with its comprehensive report on our executive compensation programs and practices, Radford reviewed our long-term equity incentive compensation practices relative to our peer group. The results of the review indicated that our 2010 equity grant values to Messrs. Manouch and Mark Moshayedi approximated the 50th percentile of market and to Mr. Cook fell between the 50th and 75th percentiles (no market comparison was performed for Mr. Saman because he was hired during 2010). Additionally, we monitor our average gross burn rate against guidelines published by proxy advisory firms and against gross burn rates typical for our peer group companies and industry generally.

In determining the total number of options and restricted stock units to award to each executive officer, respectively, the Compensation Committee’s objective was to move targets for direct compensation of each executive closer to the 50th and 75th percentile of the market while attempting to create a meaningful opportunity for stock ownership based upon the executive’s current position with STEC, his performance in recent periods, and his potential for future responsibility and promotion over the option term. The Compensation Committee also considered the following: our retention goals for the executive officer; the number of shares of common stock and options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual; and the relative size of option grants for officers in the industry with similar talent and credentials.

In 2011, the Compensation Committee granted equity awards to the executive officers as summarized in the table below. Additional details regarding such grants may be found in the “Grants of Plan-Based Awards” table further below.

Name	Grant Date	Number of Securities Underlying Options (#) (1)	Exercise Price of Option Awards ($/sh)	Number of Restricted Stock awards (#) (2)
Manouch Moshayedi	5/13/2011	175,000	$14.80	—
Raymond D. Cook	5/13/2011	30,000	$14.80	18,500
Mark Moshayedi	5/13/2011	100,000	$14.80	—
Robert M. Saman	5/13/2011	20,000	$14.80	12,000

(1)	Options vest in four equal annual installments over the 4-year period measured from the grant date.
(2)	Restricted stock units vest with respect to 25% of the award on each of the four anniversaries of the vesting commencement date of such awards, which was the same day as the grant date for the awards shown in the table above.

Stock Ownership Guidelines and Certain Hedging Restrictions

We have not adopted any stock ownership guidelines because two of our four named executive officers are founders and therefore have significant holdings in STEC. We have an insider trading policy which, among other things, prohibits our executive officers, employees and directors from short-selling our common stock or engaging in transactions involving STEC equity-based derivative securities. In addition, our insider trading policy also prohibits hedging transactions involving our common stock.

Option Grant Practice

Our Board has adopted an Equity Awards Policy that outlines the procedural guidelines for the grant of equity awards. The grant date of an equity award to existing employees is the first market day during an open window following the Board, Compensation Committee or Equity Awards Committee approval. The grant date of an equity award to new employees has been the last market day of the week of the NASDAQ Global Select Market in which the employee commences his or her employment with STEC. On March 22, 2012, the Compensation Committee updated STEC’s Equity Awards Policy such that the grant date for each equity award granted to new employees that: (A) starts on the 1st through 15th day of the month shall be the later of (i) the 20th of the month of hire, and (ii) the date on which the equity award was approved; and (B) starts on the 16th through the last day of the month shall be the later of (i) the 5th of the following month, and (ii) the date on which the equity award was approved. Equity awards may be granted during scheduled meetings or by unanimous written consent.

All stock option grants have a per share exercise price equal to the fair market value of STEC’s common stock on the grant date as measured by the closing selling price per share of our common stock on the NASDAQ Global Select Market on that date. Except for annual grants of equity awards to our non-employee directors made on the date of our annual meeting following their re-election to the Board, equity awards to executive officers and directors may only be granted during our open trading window under our insider trading policy and when the authorizing body is not in possession of material, non-public information concerning STEC.

Retirement Benefits

Our executive officers are eligible to participate in our tax-qualified 401(k) defined contribution plan. Our 401(k) plan covers most employees. Employees may make voluntary contributions of up to 75% of their annual pre-tax compensation to the plan, subject to the maximum elective deferral limit allowed by the IRS. Messrs. Manouch and Mark Moshayedi, Cook and Saman participated in our 401(k) plan during the year ended December 31, 2011 and received matching contributions similar to all other employees. In 2011, we made matching contributions equal to 100% of the first 4% contributed, and 50% of the next 2% contributed, of each participating employee’s matchable contributions to the plan. Beginning in 2011, our matching contributions to the 401(k) plan were immediately vested.

Perquisites and Generally Available Benefit Programs

We provide certain of our executive officers with limited personal benefits and perquisites. We provide Messrs. Manouch and Mark Moshayedi with an annual car allowance. The executive is responsible for leasing or purchasing his own vehicle, as well as paying for insurance, maintenance and gas costs. The 2011 annual car allowance for each participating executive officer was $15,000. In addition, we also pay for the premiums on life insurance policies held by Messrs. Manouch and Mark Moshayedi. Generally, each of these personal benefits and perquisites for Messrs Manouch and Mark Moshayedi were in place when STEC was a private company. The Compensation Committee believes these limited personal benefits are reasonable under the circumstances and does not consider them to be a significant component of total executive compensation. Nevertheless, the Compensation Committee considers the value of these additional benefits when establishing appropriate total compensation levels for the executive officers.

We also maintain life, medical, dental, long-term disability, and accidental death and dismemberment insurance programs for all of our employees, as well as customary vacation, leave of absence and other similar policies. Executive officers are eligible to participate in these programs on the same basis as the rest of our salaried employees, with the exception of the additional life insurance policies maintained by Messrs Manouch and Mark Moshayedi for which we pay the premiums, as discussed above.

Compensation Following Employment Termination or Change-in-Control

Severance and Change in Control Agreements. As more fully described below under the caption “Potential Payments Upon Termination or Change in Control,” the severance and change in control agreements in effect during 2011 for Messrs. Manouch and Mark Moshayedi, Cook and Saman provided for certain payments and/or benefits upon a qualifying termination of employment in connection with a change in control, and upon a qualifying termination of employment regardless of a change in control. We believe that such severance and change in control arrangements are important to provide continuity of management and the incentive to remain with STEC and continue to focus on running the business notwithstanding the possibility, threat or occurrence of a change in control. We also believe that we must offer such severance and change in control arrangements in order to remain competitive because similar protections are typically provided by other companies with which we compete for executive talent. When the Compensation Committee originally determined the appropriate amount of payments and benefits to provide our executives, the Compensation Committee considered practices by other technology companies of similar size and complexity; the length of each named executive officer’s service to STEC; each named executive officer’s contribution to STEC; and competitive market practices.

In 2011, we amended and restated the severance and change in control agreements with Messrs. Manouch and Mark Moshayedi, Cook and Saman. We believe that these new agreements bring the compensation and benefits payable to these named executives more in line with those typical of comparable public companies. For a discussion of the material terms of these new agreements, see “Potential Payments Upon Termination or Change in Control” below.

2000 Stock Incentive Plan. Under our 2000 Stock Incentive Plan the Compensation Committee may accelerate vesting of outstanding equity awards in the event of a “corporate transaction,” “change in control” or “hostile take-over” (each, as defined in the 2000 Stock Incentive Plan). In addition, our Compensation Committee has the discretion to structure one or more awards under the 2000 Stock Incentive Plan so that those awards will immediately vest in connection with our change of control or in the event the individual’s service with us is terminated (actually or constructively) within a designated period following our change of control, or in connection with the successful completion of a hostile take-over or in the event the individual’s service with us is terminated (actually or constructively) within a designated period following the completion of such hostile take-over. Addendums to certain outstanding stock options (issued pursuant to our 2000 Stock Incentive Plan) held by the named executive officers provide that such stock options will immediately vest if such named executive officer experiences an “involuntary termination” (as defined in the 2000 Stock Incentive Plan) within eighteen (18) months following a “corporate transaction,” “change in control” or “hostile take-over.” For additional information, see “Potential Payments Upon Termination or Change in Control.”

2010 Incentive Award Plan. Awards granted to our employees under our 2010 Incentive Award Plan will immediately vest and become exercisable in the event of a “change in control” (as defined in the 2010 Incentive Award Plan) in the event that they are not assumed or substituted by the successor corporation (or a parent or subsidiary thereof). In the event awards are assumed or substituted by the successor corporation (or a parent or subsidiary thereof) and the employee experiences a qualifying termination of employment within eighteen (18) months following the change in control, such awards will immediately vest and become exercisable.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation, whether payable in cash or stock, exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based compensation. Salaries for our executive officers do not qualify as performance-based compensation. Non-performance-based compensation paid to our executive officers for 2011 did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that any non-performance-based compensation payable in cash to the executive officers for 2012 will exceed that limit. Accordingly, the Compensation Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to our executive officers but will reconsider this decision should the individual non-performance-based cash compensation of any executive officer approach the $1.0 million level. Our 2000 Stock Incentive Plan and 2010 Incentive Award Plan have been structured so that any compensation deemed paid by us in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation that will not be subject to the $1.0 million limitation on deductibility provided that the option grants are approved by a committee comprised exclusively of two or more “outside directors” as required by Section 162(m). Our Executive Cash Incentive Plan has also been structured so that incentive bonuses awarded under such plan should qualify as performance-based compensation within the meaning of Section 162(m).

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code (the “IRC”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the IRC.

Accounting for Stock-Based Compensation. We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. Our compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Internal Revenue Code Section 280G. Section 280G of the IRC disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the IRC imposes a 20 percent penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity- based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers, the Compensation Committee considers all elements of the cost to STEC of providing such compensation, including the potential impact of Section 280G. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

Summary Compensation Table

The following table sets forth certain summary information concerning the compensation earned by our chief executive officer, chief financial officer and our other most highly compensated executive officers for services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2011, 2010 and 2009:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Manouch Moshayedi	2011	$530,000	—	—	$1,568,000	—	$64,644	$2,162,644
Chief Executive Officer and Chairman of the Board	2010	$515,000	—	—	$1,472,000	$762,870	$73,574	$2,823,444
	2009	$515,000	—	—	$1,242,000	$772,500	$63,357	$2,592,857

Raymond D. Cook	2011	$340,000	$50,000	$273,800	$268,800	—	$12,250	$894,850
Chief Financial Officer	2010	$325,000	—	—	$736,000	$320,938	$12,578	$1,394,516
	2009	$250,000	—	—	$414,000	$150,000	$4,991	$818,991

Mark Moshayedi	2011	$470,000	—	—	$896,000	—	$67,954	$1,433,954
President, Chief Operating Officer and Chief Technical Officer	2010	$455,000	—	—	$736,000	$437,938	$73,476	$1,702,414
	2009	$455,000	—	—	$621,000	$273,000	$67,038	$1,416,038

Robert M. Saman	2011	$260,000	$75,000	$177,600	$179,200	—	$11,333	$703,133
Chief Legal Officer, General Counsel and Secretary	2010	$102,500	$17,345	$396,480	$186,200	—	$5,242	$707,767

(1)	In February 2012, the Compensation Committee determined to award discretionary bonuses to Messrs. Cook and Saman in the amounts of $50,000 and $75,000, respectively. See “Compensation Discussion and Analysis—Results of the 2011 ECIP” above for a discussion of the discretionary bonuses.
(2)	The amounts shown represent the grant date fair value of the option awards computed in accordance with FASB ASC 718. The assumptions used to calculate the grant date fair value of stock options are set forth in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 28, 2012.
(3)	No cash awards were earned under the Executive Cash Incentive Plan for services rendered during 2011, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(4)	Amounts in this column for 2011 are detailed in the “All Other Compensation Table” below.

All Other Compensation Table

Name	Year	401(k) Matching Contribution	Car Allowance	Company Paid Life Insurance Premiums	Total All Other Compensation
Manouch Moshayedi	2011	$12,250	$15,000	$37,394	$64,644
Raymond D. Cook	2011	$12,250	—	—	$12,250
Mark Moshayedi	2011	$12,250	$15,000	$40,704	$67,954
Robert M. Saman	2011	$11,333	—	—	$11,333

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of equity awards made to our named executive officers during the year ended December 31, 2011:

Name	Grant Date	Estimated Possible Payments Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
		Threshold ($)	Target ($)	Maximum ($)
Manouch Moshayedi		$265,000	$530,000	$1,060,000
	5/13/2011					175,000	$14.80	$1,568,000

Raymond D. Cook		$102,000	$204,000	$408,000
	5/13/2011					30,000	$14.80	$268,800
	5/13/2011				18,500			$273,800

Mark Moshayedi		$141,000	$282,000	$564,000
	5/13/2011					100,000	$14.80	$896,000

Robert M. Saman		$45,500	$91,000	$182,000
	5/13/2011					20,000	$14.80	$179,200
	5/13/2011				12,000			$177,600

(1)	The amounts shown reflect the 2011 bonus opportunities under our Executive Cash Incentive Plan. For 2011, Mr. Manouch Moshayedi’s target bonus opportunity was 100% of his base salary, Mr. Mark Moshayedi’s target bonus opportunity was 60% of his base salary, Mr. Cook’s target bonus opportunity was 60% of his base salary, and Mr. Saman’s target bonus opportunity was 35% of his base salary. Plan funding upon achievement of both Company performance objectives at the threshold level is set at 50% of target bonus and increases to 200% of target bonus at maximum performance. Revenue and non-GAAP earnings per share were used as STEC’s company performance objectives. The Compensation Committee established the threshold performance levels for the Company objectives at 85% of the target performance levels, with maximum performance levels set at 120% of the target performance levels. No cash awards were earned under the Executive Cash Incentive Plan for services rendered during 2011, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)	The dollar value of the options shown represents the grant date fair value as prescribed under FASB ASC 718. The assumptions used to calculate the value of stock options are set forth in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 28, 2012.
(3)	These equity awards were granted under the 2010 Incentive Award Plan. Each award vests in four equal annual installments over the 4-year period measured from the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards for each of our named executive officers as of December 31, 2011:

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (2)
Manouch Moshayedi	5/13/2011	—	175,000		$14.80		5/12/2021
	5/28/2010	50,000	150,000		$12.08		5/27/2020
	5/14/2009	0	6,451		$15.50	(3)	5/13/2014
	5/14/2009	75,000	68,549		$14.09		5/13/2019
	5/7/2008	17,006	8,503		$11.76	(4)	5/6/2013
	5/7/2008	32,994	16,497		$10.69		5/6/2018

Raymond D. Cook	5/13/2011	—	30,000		$14.80		5/12/2021
	5/13/2011	—	—		—		—	18,500	(6)	$158,915
	5/28/2010	25,000	75,000		$12.08		5/27/2020
	5/14/2009	25,000	25,000		$14.09		5/13/2019
	11/14/2008	25,000	12,500		$3.52	(5)	11/13/2018

Mark Moshayedi	5/13/2011	—	100,000		$14.80		5/12/2021
	5/28/2010	25,000	75,000		$12.08		5/27/2020
	5/14/2009	0	6,451		$15.50	(3)	5/13/2014
	5/14/2009	37,500	31,049		$14.09		5/13/2019
	5/7/2008	17,006	8,503		$11.76	(4)	5/6/2013
	5/7/2008	7,994	3,997		$10.69		5/6/2018

Robert M. Saman	5/13/2011	—	20,000		$14.80		5/12/2021
	5/13/2011	—	—		—		—	12,000	(7)	$103,080
	11/19/2010	—	—		—		—	4,125	(7)	$35,434
	7/30/2010	5000	15,000	(6)	$15.60		7/26/2020
	7/30/2010	—	—		—		—	15,000	(5)	$128,850

(1)	Unless otherwise noted, each of these options vest and become exercisable in four equal annual installments over the 4-year period measured from the grant date.
(2)	In accordance with the rules of the SEC, the market values represent the product of the number of restricted shares that have not vested as of December 31, 2011 and $8.59, which was the closing market price of STEC’s common stock on December 30, 2011, the preceding NASDAQ trading day. The reported amount does not necessarily reflect the value that may be realized by the individual because the awards vest over four years contingent upon continued employment, and the actual amount received upon sale of shares will depend upon the fair market value of our shares upon settlement of the awards.
(3)

Mr. Manouch Moshayedi and Mr. Mark Moshayedi were granted an aggregate of 150,000 and 75,000 stock options, respectively, on May 14, 2009. Under the 2000 Stock Incentive Plan and IRS rules, incentive stock options granted to a holder of 10% or more of an issuer’s common stock must have an exercise price per share not less than 110% of the fair market value per share of the common stock on the grant date and a term of not more than 5 years. Accordingly, the portion of the May 14, 2009 awards intended to be an incentive stock option granted to Messrs. Manouch and Mark Moshayedi, as beneficial holders of 10% or more of STEC’s common stock, have an exercise price of $15.50 per share, equal to 110% of the fair market value of STEC’s common stock on the grant date.

(4)	Mr. Manouch Moshayedi and Mr. Mark Moshayedi were granted an aggregate of 100,000 and 50,000 stock options, respectively, on May 7, 2008. Under the 2000 Stock Incentive Plan and IRS rules, incentive stock options granted to a holder of 10% or more of an issuer’s common stock must have an exercise price per share not less than 110% of the fair market value per share of the common stock on the grant date and a term of not more than 5 years. Accordingly, the portion of the May 7, 2008 awards intended to be an incentive stock option granted to Messrs. Manouch and Mark Moshayedi, as beneficial holders of 10% or more of STEC’s common stock, have an exercise price of $11.76 per share, equal to 110% of the fair market value of STEC’s common stock on the grant date.
(5)	This option was granted on November 14, 2008 and vests and becomes exercisable in four equal annual installments on each of the first through fourth anniversaries of November 10, 2008, Mr. Cook’s employment commencement date.
(6)	The restricted stock and option awards granted to Mr. Saman on July 30, 2010 were in connection with him joining STEC as Corporate Counsel. The restricted stock and option awards were granted under the 2010 Incentive Award Plan. Each of the restricted stock and option awards vest in four equal annual installments on each anniversary of July 26, 2011, Mr. Saman’s employment commencement date.
(7)	This restricted stock units vest in four equal annual installments over the 4-year period measured from the grant date.

Option Exercises and Stock Vested For Fiscal Year 2011

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Manouch Moshayedi	—	—	—	—
Raymond D. Cook	—	—	—	—
Mark Moshayedi	—	—	—	—
Robert M. Saman	—	—	6,375	97,290

(1)	Represents the aggregate of the difference between the market price of STEC’s common stock at exercise and the exercise price of the option for each share acquired upon exercise. No options were exercised in 2011 by STEC’s named executive officers.
(2)	The market values of restricted stock units were calculated by multiplying the number of shares vested by the closing price of our Common Stock on the applicable vesting date.

Potential Payments Upon Termination or Change-in-Control

In 2008, we entered into severance and change in control agreements with Messrs. Manouch and Mark Moshayedi and Cook. In February 2010, we terminated the 2008 severance and change in control agreements and entered into new severance and change in control agreements with these named executive officers. In March 2011, we amended and restated the foregoing severance and change in control agreements and also entered into a new severance and change in control agreement with Mr. Saman (collectively, the “Severance and Change in Control Agreements”). The Severance and Change in Control Agreements provide for an initial four (4) year term and are subject to automatic one-year extensions unless the Company gives notice of its intent not to renew at least sixty (60) days prior to the expiration of the then-current term. Under the Severance and Change in Control Agreements, if we terminate the employment of any of these named executive officers without “cause” or if the executive terminates his employment for “good reason”, in exchange for a general release and waiver of claims against STEC, we will provide him:

•	a cash lump sum payment equal to eighteen (18) months (or, in the case of Messrs. Cook and Saman, twelve (12) months) of his then-current annual base salary;

•

continuation of group medical and group dental plan coverage for eighteen (18) months (or, in the case of Messrs. Cook and Saman, twelve (12) months) after the termination date as well as certain Company-paid COBRA benefits; and

•

solely with respect to Messrs. Manouch and Mark Moshayedi, a cash lump sum payment equal to the sum of (i) eighteen (18) months of payments under STEC’s automobile allowance/reimbursement policy and (ii) eighteen (18) months of premium payments for any term life insurance maintained, or paid for, by STEC.

These amounts will also be paid upon a termination without “cause” or for “good reason” within eighteen (18) months following a “change in control”. In addition, upon a termination without “cause” or for “good reason” within eighteen (18) months following a “change in control,” the executive officer will be entitled to (i) a lump sum payment of his target annual bonus (or, if a target bonus has yet to be established for the fiscal year in which the termination occurs, the executive’s target bonus for the prior fiscal year); and (ii) accelerated vesting of all unvested and unexercised stock options and/or restricted stock units held by him on the termination date, regardless of whether the successor corporation assumes the awards or replaces the awards with a qualifying cash incentive program.

The Severance and Change in Control Agreements provide the following definitions for “cause”, “good reason” and “change in control”:

•

“cause” is generally defined as (a) committing any felony or any other crime involving dishonesty; (b) failing to perform reasonably assigned lawful duties or to comply with a lawful instruction of the Board; (c) performing the executive’s duties to us with dishonesty, willful misconduct, or gross negligence in the performance of his duties for us; (d) substantial or material failure or refusal to perform or comply with our policies, procedures, or practices; or (e) using or disclosing confidential information or our (or our subsidiaries’) trade secrets without proper authorization.

•

“good reason” is generally defined as: (a) any material breach of the Severance and Change in Control Agreement by STEC; (b) the failure by us to assign the Severance and Change in Control Agreement to a successor to STEC, or the failure of a successor to STEC to explicitly assume and agree to be bound by the Severance and Change in Control Agreement; (c) our requiring the executive to be based at any office or location more than thirty (30) miles from our offices in Santa Ana, California, except for reasonably required travel which is not materially greater than such travel generally required of such executive prior to the date of execution of the respective Severance and Change in Control Agreement; (d) a material diminution or other substantive adverse change, not consented by the executive, in the nature or scope of the executive’s responsibilities, authorities, powers, functions or duties; including a reduction in the executive’s position or title; (e) the Board’s directive for the executive to engage in unlawful conduct; or (f) a material reduction in the executive’s base salary.

•

“change in control” is generally defined as: (a) any person other than a subsidiary or any employee benefit plan (or any related trust) of STEC becomes the beneficial owner of at least fifty percent (50%) or more of our common stock or of securities of STEC that are entitled to vote generally in the election of our directors representing fifty percent (50%) or more of the combined voting power of all voting securities of STEC; (b) certain changes, within a period of twelve (12) months or less, in the majority of the membership of our Board; or (c) approval by our shareholders of either: (i) a merger, reorganization, or consolidation with respect to which the individuals and entities who were the respective beneficial owners of our shares of voting common stock immediately before such transaction do not, after such transaction, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, our common stock and the combined voting power of the voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership immediately before such transaction, or (ii) the sale or other disposition of all or substantially all of our assets. In addition, the events and transactions described in (a) through (c) will be considered a “change in control” only if the event or transaction is a “change of control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) with respect to the affected executive.

The Severance and Change in Control Agreements also provide that in the event any payment or benefit received by the executive officer under the Severance and Change in Control Agreements is subject to excise tax imposed by Internal Revenue Code Section 4999 (which results in a corresponding loss of a tax deduction for STEC pursuant to Internal Revenue Code Section 280G), the payments and benefits to which he is entitled will be reduced so that no portion will be subject to such tax, but only if, on an after-tax basis, he retains a greater amount by reducing the payments and benefits.

In addition, the executive will be entitled to receive all salary and vacation pay accrued but unpaid through his termination date in one lump sum payment, regardless of the reason for his termination.

2000 Stock Incentive Plan Awards

In March 2009, the Compensation Committee approved addendums to certain outstanding stock options (issued pursuant to our 2000 Stock Incentive Plan) held by Messrs. Manouch and Mark Moshayedi and Mr. Cook so that such stock options will immediately vest if such named executive officer experiences an “involuntary termination” within eighteen (18) months following a “corporate transaction,” “change in control” or “hostile take-over” (each, as defined in our 2000 Stock Incentive Plan). In the event of such immediate vesting, the stock option will remain exercisable until the earlier of the stock option expiration date or one year from the date of the named executive officer’s involuntary termination of service.

Summary of Potential Payments

The table below summarizes the payments that would be made to our named executive officers upon the occurrence of the qualifying termination of employment events shown in the table below, assuming that each named executive officer’s termination of employment with our company occurred on December 31, 2011. Amounts shown do not include (i) accrued but unpaid salary through the date of termination, and (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Death	Disability	Termination without Cause or for Good Reason	Termination within 18 Months Following Change in Control
Manouch Moshayedi	Cash Severance (1)	—	—	$795,000	$1,325,000
	Health & Welfare Benefits (2)	—	—	$32,342	$32,342
	Perquisites (3)	—	—	$78,591	$78,591
	Equity Acceleration (4)	—	—	—	$0
	Life Insurance Proceeds (5)	$3,000,000	—	—	—

	Total	$3,000,000	$0	$905,933	$1,435,933

Raymond Cook	Cash Severance (1)	—	—	$340,000	$544,000
	Health & Welfare Benefits (2)	—	—	$21,561	$21,561
	Equity Acceleration (4)	—	—	—	$222,290

	Total	$0	$0	$361,561	$787,851

Mark Moshayedi	Cash Severance (1)	—	—	$705,000	$987,000
	Health & Welfare Benefits (2)	—	—	$32,342	$32,342
	Perquisites (3)	—	—	$83,556	$83,556
	Equity Acceleration (4)	—	—	—	$0
	Life Insurance Proceeds (5)	$3,000,000	—	—	—

	Total	$3,000,000	$0	$820,898	$1,102,898

Robert M. Saman	Cash Severance (1)	—	—	$260,000	$351,000
	Health & Welfare Benefits (2)	—	—	$21,561	$21,561
	Equity Acceleration (4)	—	—	—	$267,364

	Total	$0	$0	$281,561	$639,925

(1)	Amounts represent the lump sum payment of eighteen (18) months’ (Messrs. Manouch and Mark Moshayedi) or twelve (12) months’ (Messrs. Cook and Saman) base salary, as provided under the executive’s applicable Severance and Change in Control Agreement and, in the case of a termination within 18 months following a change in control, a lump sum payment equal to the executive’s target annual bonus for 2011.
(2)	Represents the aggregate value of the continuation of group medical and group dental plan coverage for the payout period (eighteen (18) months for Messrs. Manouch and Mark Moshayedi and twelve (12) months for Messrs. Cook and Saman), based on the executive’s health insurance coverage as of December 31, 2011.
(3)	Represents a lump sum cash payment to Messrs. Manouch and Mark Moshayedi in an amount equal to eighteen (18) months of car allowance payments under our automobile allowance/reimbursement policy ($22,500 each of Messrs. Manouch and Mark Moshayedi), plus a lump sum cash payment equal to eighteen (18) months of premium payments ($56,091 and $61,056 for Messrs. Manouch and Mark Moshayedi, respectively) for term life insurance maintained by our company for the benefit of each of Messrs. Manouch and Mark Moshayedi.
(4)	Amounts represent the sum of the values of outstanding unvested stock options and unvested restricted stock units, as applicable, held by each executive. The value of accelerated stock options that have per share exercise prices below the closing price of our common stock on December 31, 2011 ($8.59) is calculated by multiplying (x) the number of unvested stock options by (y) the difference between the closing price of our common stock on December 31, 2011 ($8.59) and the per share exercise price of the stock option. The value of accelerated restricted stock units is calculated by multiplying (x) the number of outstanding unvested restricted stock units by (y) the closing price of our common stock on December 31, 2011 ($8.59).
(5)	Represents the life insurance proceeds payable under the executive’s life insurance policy upon a termination due to death.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity Compensation Plans Approved by Shareholders (1)	7,465,641	(2)	$12.72	(3)	1,329,096	(4)
Equity Compensation Plans Not Approved by Shareholders	—		—		—

Total	7,465,641		$12.72		1,329,096

(1)	Consists of the 2000 Stock Incentive Plan and the 2010 Incentive Award Plan.
(2)	Represents 5,958,498 shares to be issued upon exercise of outstanding options and a total of 1,507,143 shares of common stock subject to outstanding non-vested restricted stock units.
(3)	Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the 1,507,143 shares of common stock subject to outstanding non-vested restricted stock units that become issuable as those units vest, without any cash consideration or other payment required for such shares.
(4)	Consists of shares that were available for future issuance under the 2010 Incentive Award Plan as of December 31, 2011.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report is not to be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor is such information to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that STEC, Inc. specifically incorporates it by reference in such filing.

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on that review and discussions, the Compensation Committee recommended to the Board of the Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2012 Annual Meeting of Shareholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Submitted by the Compensation Committee of

the Board of Directors,

F. Michael Ball, Chair

Rajat Bahri

Kevin C. Daly, Ph.D.

Matthew L. Witte

AUDIT MATTERS

Audit Committee Report

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that STEC, Inc. specifically incorporates it by reference in such filing.

The Audit Committee of STEC’s Board of Directors is composed of four members and acts under a written charter that has been approved by the Board of Directors. The members of the Audit Committee are independent directors, based upon standards set forth in applicable laws, rules, and regulations.

Review and Discussions with Management

The Audit Committee has reviewed and discussed STEC’s audited financial statements with management. Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. STEC’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes and procedures. The Audit Committee relies, without independent verification, on the information provided by and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Audit Committee also relies on the opinions of the independent accountant on the consolidated financial statements and the effectiveness of internal control over financial reporting.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has received from, and discussed with PricewaterhouseCoopers LLP various communications that the independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from STEC and its management.

Conclusion

Based on its review and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Company’s Board of Directors that STEC’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Submitted by the Audit Committee of

the Board of Directors,

Rajat Bahri, Chair

F. Michael Ball

Kevin C. Daly, Ph.D.

Matthew L. Witte

Accountant Fees and Services

During the fiscal years ended December 31, 2011 and 2010, PricewaterhouseCoopers LLP provided various audit, audit related and non-audit services to us as follows:

Fee Category	Fiscal Year 2011 Fees	Fiscal Year 2010 Fees
Audit Fees (1)	$844,000	$752,000

Audit-Related Fee (2)	$25,000	$3,000

Tax Fees	$0	$0

All Other Fees	$0	$0

Total Fees	$869,000	$755,000

(1)	Represents the aggregate fees billed for the audit of our annual financial statements and internal controls over financial reporting, review of our interim quarterly financial statements, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements which are not reported under “Audit Fees” above. For 2010 and 2011 these fees related to the review of incentive grant reimbursement submissions to foreign governmental agencies.

Our Audit Committee has considered whether provision of the above services other than audit services is compatible with maintaining the independent registered public accounting firm’s independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is specific to the particular service or category of services and is generally subject to a specific budget. In addition, the Audit Committee has delegated pre-approval authority to its Chairman who, in turn, must report any pre-approval decisions to the Audit Committee at its next scheduled regular meeting. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All of the 2011 and 2010 services described above were pre-approved in accordance with this policy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures with Respect to Related Person Transactions

Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions as defined in applicable SEC rules. Our Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, discourages related party transactions. In the event of a related party transaction involving our directors or officers, the nature of the related party transaction must be fully disclosed to, and approved by, the Audit Committee in advance. In addition, under our Code of Business Conduct and Ethics, directors, officers and employees are expected to avoid any activity or personal interest that creates or appears to create a conflict between such person’s interests and the interests of STEC. Directors and executive officers are required to disclose to our Board, Audit Committee and/or the Nominating and Corporate Governance Committee, as appropriate, for pre-approval any activity or personal interest that creates or appears to create a conflict with the interests of STEC. Our Board, Audit Committee and/or the Nominating and Corporate Governance Committee, as appropriate, will determine an appropriate resolution on a case-by-case basis. All directors must recuse themselves from any decision affecting their personal, business or professional interests.

Related Persons Transactions

MDC (Leased Facilities)

Manouch Moshayedi and Mark Moshayedi each have a one-third ownership interest in MDC Land Corporation and MDC Land LLC (collectively “MDC”), both of which are privately-held entities. In addition, Manouch Moshayedi and Mark Moshayedi are both a director, executive officer and/or manager of each of these companies. MDC has no operations other than leasing transactions with STEC.

STEC leases from MDC two facilities of approximately 24,500 and 48,600 square feet in Santa Ana, California, which serves as our corporate headquarters. In addition to the executive offices, these facilities also contain engineering, administrative, and sales and marketing personnel.

The operating leases with MDC for the 24,500 and 48,600 square feet facilities expire in July 2017. The monthly base rent during 2011 was approximately $21,000 and $35,000 per month, respectively. For the remainder of the leases, base rent shall be adjusted every two years based on the change in the Consumer Price Index. STEC believes these leases with MDC are on terms no less favorable to us than could be obtained from an unaffiliated third party.

SHAREHOLDER PROPOSALS

Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals to be made at our 2013 Annual Meeting must be received by our Corporate Secretary at STEC, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812, not later than December 6, 2012, which is 120 calendar days prior to the anniversary of the mailing date for this year’s proxy materials, in order to be eligible for inclusion in our Proxy Statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. All shareholder proposals must be in compliance with our Bylaws and applicable laws and regulations in order to be considered for possible inclusion in the Proxy Statement and form of proxy for the 2013 Annual Meeting.

Our Bylaws require that notice of shareholder proposals to be made at the 2013 Annual Meeting outside the processes of Rule 14a-8 under the Exchange Act be submitted to us in accordance with the requirements of the Bylaws no earlier than January 17, 2013, 120 days prior to the anniversary date of the 2012 Annual Meeting, or later than February 16, 2012, 90 days prior to the anniversary date of the 2012 Annual Meeting, provided that, in the event that the 2013 Annual Meeting is called for a date that is earlier than April 17, 2013 (30 days before such anniversary date) or later than July 16, 2013 (60 days after such anniversary date), notice of shareholder proposals and director nominations, to be timely, must be received not later 90 days prior to such Annual Meeting or, if later, within 10 days following the day on which public disclosure of the date of such Annual Meeting was first made.

Pursuant to our Bylaws, notice of shareholder proposals must be in proper written form, setting forth, as to each matter the shareholder proposes to bring before the annual meeting, the following:

•

A brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and the text of the proposal or business to brought at the annual meeting;

•	The name and record address of such shareholder;

•	Full disclosure of all ownership, derivative, economic and voting interests, hedges and economic incentives held by the shareholder proponent;

•

A description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal and any material interest of such shareholder therein; and

•

Any other information relating to such item of business that would be required to be disclosed in a Proxy Statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.

Similarly, shareholder nominations for director must set forth the following in writing:

•

As to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, but not limited to, the person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; and

•	As to the shareholder making the nomination:

•	Their name and record address;

•

The class or series and number of shares of our stock which are owned beneficially or of record by such shareholder including any shares that the shareholder has a right to acquire at any time in the future and their Synthetic Equity Position (as defined in our Bylaws);

•

A description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the shareholder; and

•	Any other information required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us for fiscal year 2011 and written representations from certain reporting persons that no other reports were required for such persons, we believe that our executive officers, directors and 10% shareholders complied with their reporting requirements under Section 16(a).

OTHER MATTERS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by us under those statutes, the Compensation Committee Report and the Audit Committee Report are not deemed filed with the Securities and Exchange Commission (“SEC”) and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes, except to the extent we specifically incorporate such reports by reference therein.

Our Annual Report to Shareholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2011 that was filed with the SEC on February 28, 2012 (the “2011 Form 10-K”), accompanies this Proxy Statement.

Shareholders may obtain a copy of the 2011 Form 10-K or any of its exhibits, and any of our other SEC reports, free of charge, from the SEC website at http://www.sec.gov, from the “Investor Relations” section of our website at http://www.stec-inc.com, or by writing to Investor Relations, STEC, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812. The 2011 Form 10-K and information contained on our website, other than this Proxy Statement, the Notice and form of proxy, are not considered proxy solicitation materials and are not incorporated by reference herein.

Our Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

FORWARD LOOKING STATEMENTS

Certain statements in this Proxy Statement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements often can be, but are not always, identified by the use of words such as “anticipate,” “assume,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” and similar expressions, or the negative of such expressions. They include, but are not limited to: statements regarding our compensation programs. We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made. These forward-looking statements are subject to various risks and uncertainties, including those described in our Annual Report on Form 10-K under the heading “Risk Factors” and in other filings we make from time to time with the U.S. Securities and Exchange Commission. Some of these risks and uncertainties may be outside our control and our actual results could differ materially from our projected results. We are not able to predict all of the factors that may affect future results. Forward-looking statements speak only as of the date of this Proxy Statement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

By Order of the Board of Directors,

Manouch Moshayedi

Chief Executive Officer and Chairman

of the Board of Directors

Dated: April 3, 2012

Santa Ana, California

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR, IF THIS PROXY STATEMENT WAS MAILED TO YOU, BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND MAILING IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

STEC, INC

3001 DAIMLER STREET

SANTA ANA, CA 92705-5812

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 16, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by STEC, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 16, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the umber(s) of the nominee(s) on the line below.

For All Withhold All For All Except

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Manouch Moshayedi

02 Mark Moshayedi

03 F. Michael Ball

04 Rajat Bahri

05 Christopher W. Colpitts

06 Kevin C. Daly, Ph.D.

07 Matthew L. Witte

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.

For Against Abstain

2. To approve an amendment to increase the share reserve under our 2010 Incentive Award Plan.

3. To conduct an advisory vote to approve the compensation of our named executive officers.

4 To ratify the selection of PricewaterhouseCoopersLLP by the Board of Directors as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

NOTE: To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Materials Election - Check this box if you want to

receive a complete set of future proxy materials by

mail, at no extra cost. If you do not take action

you may receive only a Notice to inform you of the

Internet availability of proxy materials.

Signature [PLEASE SIGN WITHIN BOX] Date S

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

ignature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com .

STEC, INC.

Annual Meeting of Shareholders

May 17, 2012

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint Manouch Moshayedi, Raymond D. Cook and Robert M. Saman, and each of them as proxies to vote the shares of Common Stock of STEC, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 am Pacific Time on Thursday, May 17, 2012 at the Irvine Marriott located at 18000 Von Karman Avenue, Irvine, California 92612 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS; VOTED FOR ITEMS 2, 3, and 4; AND VOTED IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

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